UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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□	Soliciting Material under §240.14a-12

IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2020
PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

IDACORP®

MAY 21, 2020
BOISE IDAHO

April 7, 2020

Dear Fellow Shareholders:
You are cordially invited to attend the 2020 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 21, 2020, at 10:00 a.m. (Mountain Time). As part of our precautions regarding the coronavirus, or COVID-19, we have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2020 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s financial results, operational matters, and several of the company’s strategic initiatives.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Darrel T. Anderson President and Chief Executive Officer	Richard J. Dahl Chairman of the Board of Directors	Lisa A. Grow President of Idaho Power Company

IDACORP, Inc. 1221 W. Idaho Street Boise, Idaho 83702

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY - NO PHYSICAL LOCATION

Date and Time:	Thursday, May 21, 2020 at 10:00 a.m. Mountain Time

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by Monday, May 18, 2020 at 3:00 p.m. Mountain Time.

Items of Business:
•    To elect 10 directors nominated by the board of directors for one-year terms;
•    To vote on an advisory resolution to approve executive compensation;
•    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
•    To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

Record Date:
Holders of record of IDACORP common stock at the close of business on April 1, 2020, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet prior to the Annual Meeting at www.proxypush.com/ida; (b) by Internet during the Annual Meeting at www.proxydocs.com/ida; (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders: Our 2020 proxy statement and our annual report for the year ended December 31, 2019, are available free of charge at www.proxypush.com/ida.

By Order of the Board of Directors
Patrick A. Harrington
Corporate Secretary
April 7, 2020

PROXY STATEMENT HIGHLIGHTS

2020 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2019 Annual Report on Form 10-K for more information before you vote.

•	Date and Time: May 21, 2020 at 10:00 a.m. Mountain Time

•	Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location.

◦	You must register by May 18, 2020 at 3:00 p.m. Mountain Time.

•	Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on April 1, 2020.

•	Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail
For registered holders, visit www.proxypush.com/ida to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.

For registered holders, call
1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of ten director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020	✓ FOR

Information on Our Director Nominees:

Our board of directors has nominated 10 directors for election at the 2020 Annual Meeting. You are being asked to vote on the election of each of the 10 nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the director nominee committee memberships and information as of the date of this proxy statement.

IDACORP, Inc. 2020 PROXY STATEMENT i

				Committee Memberships
Director Nominee	Director Since	Age	Independent	Audit	Compensation	Corp. Gov. and Nomin.	Executive
Darrel T. Anderson	2013	62					©
Thomas E. Carlile	2014	68	✓			✓
Richard J. DahlBC	2008	68	✓			©	✓
Annette G. Elg	2017	63	✓	✓
Lisa A. Grow	2020	54
Ronald W. Jibson	2013	67	✓		✓
Judith A. Johansen	2007	61	✓		✓	✓
Dennis L. Johnson	2013	65	✓	✓		✓
Christine King	2006	70	✓		©		✓
Richard J. Navarro	2015	67	✓	©			✓
© -- Committee Chairperson BC - Chairman of the Board of Directors

IDACORP, Inc. 2020 PROXY STATEMENT ii

Governance Highlights and Investor Engagement:

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chairman
- 8 of our 9 current directors are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect

- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings, we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability.

Our 2019 Performance Highlights

Earnings Per Diluted Share

$4.61

12th Consecutive Year of Growth

13% Cumulative Shareholder

RETURN

The Past 3 Years

Quarterly Dividend Increase

$0.30
$0.67*

123%

Increase Since

2011

Idaho Power Ranked 2nd

in JD Power's

Electric Business

Customer Satisfaction Study

In its West Midsize Segment for Second Year in a Row

*Dividends per share as of February 2020

IDACORP, Inc. 2020 PROXY STATEMENT iii

We had a successful year during 2019 in a number of respects:

•	We achieved our twelfth consecutive year of earnings growth.

•	We provided a 13 percent cumulative annual total shareholder return ("TSR") over the past three years, including share price appreciation and dividends paid.

•	Idaho Power's customer count grew 2.5 percent from 2018.

•	We achieved our lowest ever recorded employee safety incident rate, which was significantly below the national average and average of peer utilities of similar size.

•	Idaho Power reached its highest ever recorded residential customer satisfaction score, the highest of any investor-owned utility in the nation, as rated by an independent third party.

•	We continued strong performance in system reliability, slightly behind 2018's record reliability score.

•	Our board of directors increased the quarterly dividend, from $0.63 per share to $0.67 per share, as part of a 123 percent increase in quarterly dividends approved over the last eight years.

•
We adopted a new dividend policy that provides for a target long-term dividend payout ratio of between 60 percent and 70 percent of sustainable IDACORP earnings, an increase from the previous policy adopted in 2011 that targeted a dividend payout ratio of between 50 percent to 60 percent of sustainable earnings.

•
We reached an agreement with NV Energy, approved by the Idaho Public Utilities Commission ("IPUC") and Oregon Public Utility Commission ("OPUC"), that facilitates the planned end of Idaho Power's participation in coal-fired operations at units 1 and 2 of its jointly-owned North Valmy coal-fired power plant in 2019 and 2025, respectively. As planned, Idaho Power ended its participation in unit 1 of the North Valmy plant on December 31, 2019.

•	We announced our "Clean Today, Cleaner Tomorrow.®" goal to provide our customers with 100-percent clean energy by 2045.

•	We beat our carbon dioxide (CO2) emissions intensity goal, with an average reduction of 29 percent since 2010.

Executive Compensation Program Design Highlights:

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. In order to be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 75 percent of our executive officers’ total target compensation should be “at-risk” incentive compensation under the short-term and long-term incentive plans.

IDACORP, Inc. 2020 PROXY STATEMENT iv

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return. Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2019, we used the following metrics:

*Please see Part 4 – “Executive Compensation” in this proxy statement for more information on the calculation of this measure.

We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓	We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be “at-risk”
✓ We have solely independent directors on our compensation committee

✓	Our compensation committee retains an independent consultant

✓	We impose minimum stock ownership and retention obligations

✓	We have adopted a clawback policy

✓	We impose a maximum cap on incentive compensation

✓	We do not provide employment agreements

✓	We do not permit hedging or pledging of our stock by executive officers

✓	We provide only limited perquisites

✓	We do not provide stock options

✓	We have a low burn rate on equity for incentive awards

✓	We analyze peer groups and market data

✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive

Since our first advisory vote on executive compensation in 2011 until 2018, IDACORP received strong support for its executive compensation programs, with over 93 percent of votes cast each year in favor of the programs. In 2019, we received 70.2 percent of votes cast in favor of our executive compensation programs, and in recognition of this result we undertook significant efforts in 2019 and 2020 to re-examine our executive compensation and engage with our shareholders on the issue of compensation. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts in 2019 and 2020.

IDACORP, Inc. 2020 PROXY STATEMENT v

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702-5627 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2020 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 21, 2020, at 10:00 a.m. (Mountain Time). As part of our precautions regarding the coronavirus, or COVID-19, we have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2020 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on April 1, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 7, 2020. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 7, 2020, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission (“SEC”), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

IDACORP, Inc. 2020 PROXY STATEMENT 1

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?

The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card and Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2020 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on April 1, 2020. This is referred to as the “record date.” As of the record date, we had 50,453,181 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?

Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?

If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the site for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Proposal Number	Description of Proposal	Board Recommendation	Page Reference
1	Elect to the board of directors the ten nominees who are named in this proxy statement to serve until the 2021 annual meeting of shareholders, or until their successors are elected and qualified	FOR each director nominee	18
2	Advisory resolution to approve our executive compensation	FOR	72
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020	FOR	74

IDACORP, Inc. 2020 PROXY STATEMENT 2

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2020 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Bank Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by Internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

IDACORP, Inc. 2020 PROXY STATEMENT 3

Can I vote at the online Annual Meeting?

Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of April 1, 2020, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

IDACORP, Inc. 2020 PROXY STATEMENT 4

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $6,500 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, Inc. 2020 PROXY STATEMENT 5

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chairperson	✓	Compensation clawback policy
✓	8 of our 10 current directors, and 8 of our 10 director nominees, are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers	✓	Independent audit, compensation, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our directors
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect

Our Strategic and Environmental, Social, and Governance (“ESG”) Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement is focused on the following areas and initiatives:

IDACORP, Inc. 2020 PROXY STATEMENT 6

2020 Business Strategy Cornerstones

IDACORP · IDAHO POWER · An IDACORP Company

GROW FINANCIAL STRENGTH

- Pursue New Investment and Revenue Opportunities
- Promote and Engage in Electrification
- Maintain Owner Confidence

IMPROVE CORE BUSINESS

- Evaluate and Control Expenditures and Continue Efficient Operations
- Continue Our Focus on Productive Regulatory Outcomes
- Evaluate and Deploy Transformative Technology Solutions
- Focus on Building Key Transmission Projects
- Continue Progress on Hydro Relicensing Projects
- Continue Development of Regional Markets

ENHANCE THE BRAND

- Enhance Our Customers' Experience and Interactions
- Make and Communicate Progress Toward Our Environmental and Community Goals
- Empower People to Share Our Story

KEEP EMPLOYEES SAFE AND ENGAGED

- Continue Our Strong Focus on Safety
- Facilitate Progress on Employee Engagement
- Evolve Our Workforce Development Strategy and Programs

Our Purpose

We are passionate about powering lives with reliable, affordable, clean, energy, while developing innovative solutions every day. Serving those who depend on us is at the center of everything we do. We all prosper by committing to the needs, safety and success of our customers, communities, employees and owners.

Our Values

We love where we live and what we do. Every day, we rely on these core values to guide our success:

Safety First: We are committed to the safety of our employees, our customers and the communities we serve.

Integrity Always: Customers, owners and employees can count on us to be fair and ethical.

Respect for All: We treat our customers, partners, employees and the environment with care and dignity.

In executing the focus areas above, we seek to balance the interests of shareholders, Idaho Power customers, employees, and other stakeholders. Idaho Power is working to continue to provide safe, fair-priced, reliable service to its customers from diversified generation resources, with a continued commitment to strong, sustainable financial results and strong credit ratings.

ESG Initiatives

Our board of directors is responsible for the oversight of our ESG initiatives and is regularly informed of the goals, measures, and results of our ESG and sustainability programs. We publicly release annual sustainability reports and the most current sustainability report and additional ESG information is located on Idaho Power’s website, together with other information on ESG issues relevant to Idaho Power. The sustainability reports and related website content are not incorporated by reference into this proxy statement.

Our ESG initiatives include:

•	establishing responsible management goals related to our impact on the environment, such as

◦	Idaho Power's "Clean Today, Cleaner Tomorrow.®" goal to provide Idaho Power's customers with 100-percent clean energy by 2045,

◦
the sustainability benefits from the Boardman-to-Hemingway transmission project, which includes regional sharing of clean and renewable energy resources, integrating renewable energy generation, and deferring the need for development of additional fossil-fueled resources,

◦	continuing various environmental stewardship programs along the Snake River, including fish habitat preservation and restoration,

◦	wildfire mitigation planning and actions, and

◦	wildlife habitat, archaeological and cultural resource, and raptor protection stewardships.

•	operational excellence in providing reliable, fair priced, and clean energy, and numerous successful energy efficiency and demand reduction programs,

•	engaging and empowering Idaho Power’s workforce (including succession planning at all levels, employee development, retirement planning education, and providing post-retirement benefits),

•	promoting a culture of safety and inclusiveness for all employees, and

•	building strong community partnerships for healthy economic development in Idaho Power’s service area.

IDACORP, Inc. 2020 PROXY STATEMENT 7

Clean today. **Cleaner tomorrow.**®

IDAHO POWER®

At Idaho Power, our commitment to serving customers and communities with reliable, affordable energy has been the hallmark of our 100-year history. As we continue the next century of service, we look to build on that foundation with a new and exciting mission:

100% clean energy by 2045.

Not only is this goal meaningful to us, it's important to many of our customers, the communities we serve and the places we call home. Learn how we're moving forward — today, tomorrow and together.

We are engaged in voluntary greenhouse gas (GHG) emissions intensity reduction efforts. In 2013, our board of directors extended a goal they originally established in 2009, seeking to reduce the company-owned resource portfolio average carbon dioxide (CO2) emissions intensity, which now extends through 2020. Through 2019, Idaho Power was beating its current C02 emissions intensity goal, with an average reduction of 29 percent since 2010.

We monitor environmental requirements and assess whether environmental control measures are or remain economically appropriate. Our most recent Integrated Resource Plan in 2019 identified the following schedule to retire Idaho Power's participation in its remaining co-owned coal-fired plants.

IDACORP, Inc. 2020 PROXY STATEMENT 8

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/governance/governance-documents), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Darrel T. Anderson, who is our president and chief executive officer (“CEO”), and Lisa A. Grow, who is Idaho Power's president. The board of directors has determined that all members of our board of directors, other than Mr. Anderson and Ms. Grow, are independent based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our non-employee directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chairman of the board of directors presides at board meetings and at regularly scheduled executive sessions of independent and non-management directors.

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

Board Leadership Structure

The board of directors separated the positions of chairman of the board of directors and CEO in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chairman presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chairman of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his position, as well as the increasing commitment required of the chairman position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chairman and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chairman is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

The Board of Directors’ Role in Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president and general counsel and our director of compliance, risk, and security, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.

IDACORP, Inc. 2020 PROXY STATEMENT 9

While our senior vice president and general counsel, our director of compliance, risk and security, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cyber security and physical security on a regular basis. The compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, ESG issues, and policies. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

IDACORP, Inc. 2020 PROXY STATEMENT 10

One of the risks our company faces is that a significant number of our long-term employees have retired and we expect will continue to retire in the coming years. As a result, our board of directors is actively involved in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, of particular importance given Idaho Power’s specialized workforce and recent high rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held four meetings in 2019, with all of our directors attending 100 percent of those meetings. Each director also attended 100 percent of the meetings of the committees in 2019 on which he or she was a member in 2019. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2019 annual meeting of shareholders.

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee. We have:

•	charters for the audit committee, compensation committee, and corporate governance and nominating committee; and

•
Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at http://www.idacorpinc.com/governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a diverse board with a variety of attributes and experience at policy-making levels in areas that are relevant to our business activities. We believe our director nominees bring a strong diversity of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.

IDACORP, Inc. 2020 PROXY STATEMENT 11

Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committees self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of director and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a confidential questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and to our corporate secretary who compiles a report for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chairman and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

In addition, we require that:

•	at least one member of our audit committee be an “audit committee financial expert”;

•	our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and

•	a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

IDACORP, Inc. 2020 PROXY STATEMENT 12

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•
the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and

•	your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

IDACORP, Inc. 2020 PROXY STATEMENT 13

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2021 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•	calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chairman of the board of directors, or our non-employee directors as a group; or

•	logging on to www.idacorp.ethicspoint.com and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chairperson or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chairman of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Contributions

Our board of directors reviews our political contributions to candidates, measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures and elections. We engage with these organizations and individuals to help support the communities that we serve and to help ensure a focus on initiatives that are in the interests of our shareholders, customers, and other stakeholders. We view our lobbying activities as political activity in support of our business interests. Our corporate political contributions and lobbying activities are subject to regulation by the state and federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various governmental authorities to which we report.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

IDACORP, Inc. 2020 PROXY STATEMENT 14

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000.

The related person transactions policy defines a “related person” as any:

•	officer, director, or director nominee of IDACORP or any subsidiary;

•	person known to be a greater than 5% beneficial owner of IDACORP voting securities;

•	immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or

•
firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5% beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•	transactions available to all employees generally;

•	the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;

•	transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation committee; and

•	transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•	if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and

•	if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeffrey L. Malmen, our and Idaho Power’s Senior Vice President of Public Affairs, is married to Erika Eaton Malmen, a partner at the law firm of Perkins Coie LLP, a law firm that Idaho Power has engaged for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2019, and thus his compensation for 2019 is described in Part 4 - “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie, LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2019, Perkins Coie LLP was paid approximately $378,000 for legal services provided to IDACORP and Idaho Power. Ms. Malmen was not among the lawyers at Perkins Coie LLP who provided such legal services. This work was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other national law firms providing legal services to Idaho Power. Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie, LLP as outside counsel. In February 2020, the corporate governance committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

Jill Glenn, the spouse of Idaho Power’s former Vice President of Corporate Services and Chief Information Officer, Jeffrey S. Glenn, was an employee of our company during 2019. Mr. Glenn retired from Idaho Power in 2019. Ms. Glenn received combined base salary and incentive compensation (inclusive of incentive compensation) from Idaho Power in excess of $120,000 in 2019. Ms. Glenn is not an officer of the company and her base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles and the compensation committee and full board of directors approved the design and metrics of the incentive programs in which she participated in 2019. In February 2020, the corporate governance committee and the board of directors reviewed, ratified and approved the potential related party transaction involving Ms. Glenn.

IDACORP, Inc. 2020 PROXY STATEMENT 15

Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned on March 20, 2020, by our directors and nominees, by our named executive officers listed in the 2019 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. This table does not take into account units held by the individuals. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors
Thomas Carlile[2]	Common Stock	10,555	*
Richard J. Dahl	Common Stock	14,320	*
Annette G. Elg	Common Stock	3,589	*
Ronald W. Jibson	Common Stock	9,518	*
Judith A. Johansen[3]	Common Stock	18,880	*
Dennis L. Johnson[4]	Common Stock	10,103	*
Christine King	Common Stock	12,192	*
Richard J. Navarro	Common Stock	8,023	*
Named Executive Officers
Darrel T. Anderson	Common Stock	109,995	*
Lisa A. Grow	Common Stock	17,876	*
Steven R. Keen	Common Stock	15,226	*
Brian R. Buckham	Common Stock	4,899	*
Jeffrey L. Malmen	Common Stock	13,272	*
All directors and executive officers as a group (19 persons)[5]	Common Stock	268,158	0.53%

*	Less than 1%.

[1]
Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan. Share numbers are rounded to the nearest whole share. There were no stock options for IDACORP common stock outstanding as of March 20, 2020.

[2]	Includes 4,351 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.

[3]	Includes 18,880 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.

[4]	Includes 6,457 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.

[5]	Includes 24,058 shares owned by six persons who are executive officers of Idaho Power but not of IDACORP.

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 20, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	7,707,853[1]	15.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	5,817,120[2]	11.54%
100 Vanguard Blvd.
Malvern, PA 19355

IDACORP, Inc. 2020 PROXY STATEMENT 16

[1]
Based on a Schedule 13G/A filed on February 4, 2020, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 6,983,885 shares and sole dispositive power as to 7,707,853 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock Institutional Trust Company, National Association (beneficially owns 5% or greater of the outstanding shares reported); BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock (Singapore) Limited.

[2]
Based on a Schedule 13G/A filed on February 12, 2020, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 39,354 shares, shared voting power as to 20,580, sole dispositive power as to 5,777,336 shares, and shared dispositive power as to 39,784 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 19,204 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,730 shares as a result of its serving as investment manager of Australian investment offerings.

IDACORP, Inc. 2020 PROXY STATEMENT 17

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the 10 individuals listed below to serve as directors. All of the nominees served as members of our board of directors during 2019. The nominees consist of eight independent directors, as defined by the rules of the New York Stock Exchange, our current President and CEO (Darrel T. Anderson, who plans to retire as an officer effective June 1, 2020), and Idaho Power's President (Lisa A. Grow, who was appointed to serve as President and CEO effective June 1, 2020).

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.

Nominees for Election

Professional Experience:  Mr. Anderson has been the CEO of Idaho Power since January 2014 and president and CEO of IDACORP since May 2014. He was previously the president of Idaho Power from 2014 to 2019, executive vice president - administrative services and CFO of IDACORP from 2009 to 2014, president and CFO of Idaho Power from 2012 to 2013, and executive vice president - administrative services and CFO of Idaho Power from 2009 to 2011. Mr. Anderson has also been employed in a number of other officer and senior management roles with IDACORP, Idaho Power, and its subsidiaries since 1996.

Current Public Company Directorships: Idaho Power Company

Darrel T. Anderson Age: 62 Director Since: 2013 Committees: Executive
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: As IDACORP’s president and CEO and Idaho Power’s CEO, Mr. Anderson provides the board of directors with real-time information on IDACORP’s and Idaho Power’s financial condition and operations. Through his long tenure at IDACORP and Idaho Power, he has developed a strong understanding and working knowledge of the companies’ industry and operations, strategy, regulatory environment, finance and external reporting, and administration.

IDACORP, Inc. 2020 PROXY STATEMENT 18

Professional Experience: Mr. Carlile served as the CEO of Boise Cascade Company, one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products, from 2013 to 2015, and as the CEO and a director of Boise Cascade LLC, a predecessor to Boise Cascade Company, from 2009 to 2013. He has served as a director of Boise Cascade Company since 2013 and has been chairman of the board of Boise Cascade Company since 2015.

Current Public Company Directorships: Boise Cascade Company; Idaho Power Company

Thomas Carlile Age: 68 Director Since: 2014 Committees: Corp. Gov. & Nominating;
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: Mr. Carlile brings financial, operational, and executive experience to our board of directors. Mr. Carlile acquired his extensive financial background through his former positions at Boise Cascade. An Idaho native, he also brings to the board of directors his knowledge of economics and finance and experience operating a company within Idaho Power’s service area, offering him the ability to provide the board of directors with insight into local, state, and regional issues.

Professional Experience:  Mr. Dahl served as the chairman of the board of James Campbell Company, LLC, a privately held national real estate investment and development company, from 2010 to 2018 and continues to serve as a director. He also served as the president and CEO from 2010 to 2016. From March 2017 to September 2017, Mr. Dahl was interim CEO of Dine Brands Global, Inc. (“Dine”), which franchises and operates restaurants under the Applebee’s Grill & Bar and IHOP brands. He has served as a director of Dine since 2004, and currently serves as chairman of the board. He was also formerly the chairman of the board of International Rectifier Corp., a power management semi-conductor company, from 2008 through its sale in 2015. Mr. Dahl also previously served in a number of executive officer roles and as a director at Dole Food Company, Inc. and Bank of Hawaii Corp.

Current Public Company Directorships: Dine Brands Global, Inc.; Hawaiian Electric Industries, Inc.; Idaho Power Company

Richard J. Dahl Age: 68 Director Since: 2008 Committees: Corp. Gov. & Nominating; Executive
Former Public Company Directorships in Past Five Years: International Rectifier Corp.; Hawaiian Electric Company

Qualifications and Expertise as a Director: Mr. Dahl’s financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major public and private corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former chairman of the board of International Rectifier Corp. and as chairman and an audit committee member of Dine’s board, as well as an audit committee member of Hawaiian Electric Industries, Inc., enables him to provide valuable experience to our board of directors and to our audit committee, of which he is the chairman. Mr. Dahl has significant connections to the state of Idaho and is a former member of the board of the University of Idaho Foundation, Inc. and the Advisory Board of the College of Business and Economics.

IDACORP, Inc. 2020 PROXY STATEMENT 19

Professional Experience:  Ms. Elg served as the senior vice president and chief financial officer for the J.R. Simplot Company, a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with J.R. Simplot Company, Ms. Elg held various positions, including vice president and corporate controller and vice president and controller for the food group.

Current Public Company Directorships: Idaho Power Company

Annette G. Elg Age: 63 Director Since: 2017 Committees: Audit
Former Public Company Directorships in Past Five Years: Cascade Bancorp

Qualifications and Expertise as a Director: A considerable number of Idaho Power’s large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through a number of officer positions at J.R. Simplot Company, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent ten years with the accounting firm Arthur Andersen LLP where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and company her knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

Professional Experience: Ms. Grow has been the president of Idaho Power since October 2019. She was previously the senior vice president and chief operating officer of Idaho Power from April 2016 to October 2019, senior vice president of operations of Idaho Power from January 2016 to March 2016, and senior vice president - power supply of Idaho Power Company from October 2009 to December 2015. Ms. Grow has also been employed in a number of other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

Current Public Company Directorships: Idaho Power Company

Lisa A. Grow Age: 54 Director Since: 2020 Committees: NA
Former Public Company Directorships in Past Five Years: None

Qualifications and Expertise as a Director: As Idaho Power’s president, Ms. Grow provides the board of directors with real-time information and insight as it relates Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company’s operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization.

IDACORP, Inc. 2020 PROXY STATEMENT 20

Professional Experience:  Mr. Jibson was formerly the president and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016 and chairman of the board from 2012 to 2016. He also served as chairman of the board of Questar Pipeline Company from 2012 to 2016, president and CEO of Wexpro Company from 2010 to 2016, and president and CEO of Questar Gas Company from 2008 to 2016.

Current Public Company Directorships: Dominion Energy, Inc.; Idaho Power Company

Ronald W. Jibson Age: 67 Director Since: 2013 Committees: Compensation
Former Public Company Directorships in Past Five Years: Questar Corporation; National Fuel Gas Co.

Qualifications and Expertise as a Director: Mr. Jibson has extensive experience in the regulated utility and natural gas industries, and was formerly the chairperson of the board of the American Gas Association and the Western Energy Institute. Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power’s hydroelectric generation assets in the Snake River basin.

Professional Experience:  Ms. Johansen was the president of Marylhurst University, Oregon, a private Catholic university, from 2008 to 2013. She was also the president and CEO from 2001 to 2006, and executive vice president from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm Gordon Thomas Honeywell.

Current Public Company Directorships:  Schnitzer Steel; Idaho Power Company

Judith A. Johansen Age: 61 Director Since: 2007 Committees: Corp. Gov. & Nominating; Compensation
Former Public Company Directorships in Past Five Years: Cascade Bancorp; Pacific Continental Corporation

Qualifications and Expertise as a Director: Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors.  Based on her prior service as president and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as vice president of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utility companies.  She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers Inc., Roseburg Forest Products, and Kaiser Permanente.

Professional Experience:  Mr. Johnson has been the president and CEO and a director of United Heritage Mutual Holding Company since 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company, since 1999. Mr. Johnson has also held a number of other executive officer positions, including general counsel, with United Heritage Life Insurance Company since 1983.

Current Public Company Directorships: First Interstate Bancorp; Idaho Power Company

Dennis L. Johnson Age: 65 Director Since: 2013 Committees: Audit; Corp. Gov. & Nominating
Former Public Company Directorships in Past Five Years: Cascade Bancorp

Qualifications and Expertise as a Director: Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his positions at the insurance holding company at which he is the president and CEO, and from his former position as the life insurance company’s general counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson’s long-standing ties to Idaho also provide an important connection to Idaho Power’s service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

IDACORP, Inc. 2020 PROXY STATEMENT 21

Professional Experience:  Ms. King served as a director of QLogic Corp. from 2013 to 2016 and as executive chairman and chairman of the board from 2015 to 2016.  Ms. King was the president and CEO and a director of Standard Microsystems Corporation, a silicon-based integrated circuits company, from 2008 to 2012; and CEO and director of AMI Semiconductor from 2001 to 2008.

Current Public Company Directorships: Skyworks Solutions, Inc.; Idaho Power Company

Christine King Age: 70 Director Since: 2006 Committees: Compensation; Executive
Former Public Company Directorships in Past Five Years: Standard Microsystems Corporation; QLogic Corp; Cirrus Logic, Inc.

Qualifications and Expertise as a Director: Ms. King brings a key element of business diversity to our board of directors with her advanced level of experience and success in the high-tech industry. Her experience from serving as the CEO and as a director of various technology companies, her knowledge of compensation design, and the knowledge and experience she gains from service on the boards of other public companies, provides important perspectives for our board of directors’ deliberations and for helping to shape our compensation design and philosophy.

Professional Experience:  Mr. Navarro was the chief administrative officer of Albertson’s LLC and AB Management Services Corp., a food and drug retailer, from 2014 to 2015, and the CFO of Albertson’s LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Current Public Company Directorships: Idaho Power Company

Richard J. Navarro Age: 67 Director Since: 2015 Committees: Audit; Executive
Former Public Company Directorships in Past Five Years: Home Federal Bancorp, Inc.

Qualifications and Expertise as a Director: Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson’s, as well as his prior service on the board of a financial institution, gives him important background and insight into financial matters, allowing him to contribute significantly to finance, accounting, and capital markets matters.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each nominee.

IDACORP, Inc. 2020 PROXY STATEMENT 22

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

Committee Memberships
Director	Independent[1]	Audit	Compensation	Corp. Gov. and Nomin.	Executive
Darrel T. Anderson					©
Thomas E. Carlile	✓			✓
Richard J. Dahl (BC)	✓			©	✓
Annette G. Elg	✓	✓
Lisa A. Grow
Ronald W. Jibson	✓		✓
Judith A. Johansen	✓		✓	✓
Dennis L. Johnson	✓	✓		✓
Christine King	✓		©		✓
Richard J. Navarro	✓	©
(BC) -- Board Chairperson
© -- Committee Chairperson
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•
assists the board of directors in the oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and our internal audit department; and our major financial, regulatory, and security risk exposures;

•
discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;

•
is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the independent registered public accounting firm and its lead audit partner is in the best interests of the company and our shareholders;

•	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and

•	other responsibilities of the audit committee as are specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

As of the date of this proxy statement, the members of the audit committee include Ms. Elg, Mr. Johnson, and Mr. Navarro. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has determined that Ms. Elg, Mr. Johnson, and Mr. Navarro are “audit committee financial experts” as defined by the rules of the SEC. During 2019, the audit committee met eight times.

IDACORP, Inc. 2020 PROXY STATEMENT 23

Compensation Committee

The compensation committee has direct responsibility to:

•	review and approve corporate goals and objectives relevant to our CEO’s compensation;

•	evaluate our CEO’s performance in light of those goals and objectives;

•	either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;

•	make recommendations to the board of directors with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;

•
review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;

•	oversee our compensation and employee benefit plans and practices; and

•	assist the board of directors in the oversight of risks arising from our compensation policies and practices.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation committee has sole authority to retain and terminate any consulting firm to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2019, the compensation committee retained Pay Governance, LLC (“Pay Governance”) for advice regarding executive officer compensation, primarily to provide the compensation committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation committee at committee meetings. Management and the compensation committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflict of interest. Although management may request services, the compensation committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation committee. The chairperson may pre-approve services between regularly scheduled meetings of the compensation committee. Pre-approval of services by the chairperson must be reported to the compensation committee at its next meeting.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2019, the compensation committee met four times.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during 2019 has (a) served as one of our officers or employees or (b) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our board of directors or our compensation committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•	identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;

•	selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;

•	developing and recommending to the board of directors our Corporate Governance Guidelines;

•	overseeing the evaluation of the board of directors and management; and

•	taking a leadership role in shaping our corporate governance.

IDACORP, Inc. 2020 PROXY STATEMENT 24

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2019, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management. The executive committee is composed of our CEO and the chairpersons of each of our other standing committees. During 2019, the executive committee met once.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance). The compensation committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. No changes to director compensation were made in 2019.

The table that follows describes the compensation earned during 2019 by each individual who served as a director during 2019.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Darrel T. Anderson[3]	—	—	—	—	—	—	—
Thomas Carlile	81,000	104,905	—	—	—	—	185,905
Richard J. Dahl	164,458	104,905	—	—	—	—	269,363
Annette G. Elg	87,000	104,905	—	—	—	—	191,905
Ronald Jibson	81,000	104,905	—	—	—	—	185,905
Judith A. Johansen	87,000	104,905	—	—	—	—	191,905
Dennis L. Johnson	91,000	104,905	—	—	—	—	195,905
Christine King	94,000	104,905	—	—	—	—	198,905
Richard J. Navarro	97,333	104,905	—	—	—	—	202,238
Robert A. Tinstman[4]	78,750	104,905	—	—	-[5]	—	183,655

[1]
This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors is based on the closing price of IDACORP common stock on February 28, 2019, which was $98.41.

[2]	No options were awarded to directors in 2019. As of December 31, 2019, no member of the board of directors owned any stock options.

[3]
Employee directors do not receive fees or awards for service as a member of our board of directors. Mr. Anderson’s 2019 compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.

[4]	Mr. Tinstman retired from the board of directors in May 2019.

[5]
There was no above-market interest accrued on deferred fees in 2019. Excludes the aggregate decrease in actuarial present value of Mr. Tinstman’s accumulated benefit under the Idaho Power Company Security Plan for Directors, which was terminated on April 1, 2002, in the amount of $67,557.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2019. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

IDACORP, Inc. 2020 PROXY STATEMENT 25

Annual Director Compensation Amounts for 2019
Base Retainer	$75,000
Base Committee Annual Retainers:[1]
Audit committee	12,000
Compensation committee	6,000
Corp. gov. and nom. committee	6,000
Executive committee	3,000
Additional Chair Annual Retainers:
Chair of the board	100,000
Chair of audit committee	24,500
Chair of compensation committee	16,000
Chair of corp. gov. and nom. committee	14,000
Annual Stock Awards	105,000

1 The Chairman of the Board does not receive base committee annual retainer fees.

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power. Any cash fees that were deferred before 2009 for service as a member of the board of directors were credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities, or the Moody’s Rate, plus 3%, until January 1, 2019 when the interest rate changed to the Moody’s Rate. All cash fees that were deferred for service as a member of the board of directors beginning January 1, 2009 were credited with interest at the Moody’s Rate. Interest is calculated on a pro rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $75,000 x 5 = $375,000). A director is allowed five years from the later of April 1, 2015 and the date of the director’s initial election to meet these requirements. As of December 31, 2019, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

Retirement Benefits

Effective April 1, 2002, we terminated the Idaho Power Company Security Plan for Directors. At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002. The plan was a nonqualified deferred compensation plan that provided for retirement benefit payments. The maximum payment is $17,500 per year for a period

IDACORP, Inc. 2020 PROXY STATEMENT 26

of 15 years. Directors elected after November 1994 receive a single life annuity with a joint and survivor option. Benefits are paid to inside directors on the 10th day of the month after severance from service on the board of directors. Benefits are paid to non-employee directors on the 10th date of the month after the later of severance from service on the board or reaching age 65. During 2019, Mr. Tinstman, who was elected after November 1994 and retired from our board of directors in May 2019, was the only director with vested benefits in the plan.

IDACORP, Inc. 2020 PROXY STATEMENT 27

PART 4 - EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Overview

This part of the proxy statement focuses on our 2019 performance, our strategy, shareholder engagement process and the compensation we provide to our named executive officers, or “NEOs,” including 2019 executive compensation programs and decisions. For 2019, our NEOs were as follows (with their current titles as of the date of this proxy statement):

✓	Darrel T. Anderson	President and CEO of IDACORP and CEO of Idaho Power (planning to retire effective June 1, 2020)
✓	Lisa A. Grow	President of Idaho Power (President and CEO of IDACORP and Idaho Power effective June 1, 2020)
✓	Steven R. Keen	Senior vice president and CFO of IDACORP and Idaho Power
✓	Brian R. Buckham	Senior vice president and general counsel of IDACORP and Idaho Power
✓	Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power

Our 2019 Performance Highlights

For the year 2019, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. Some of our specific accomplishments for the year are listed below.

•	We achieved our twelfth consecutive year of earnings growth.

•	We provided a 13 percent cumulative annual TSR over the past three years, including share price appreciation and dividends paid.

•	Idaho Power's customer count grew 2.5 percent.

•	We achieved our lowest ever recorded employee safety incident rate, which was significantly below the national average and average of peer utilities of similar size.

•	Idaho Power reached its highest ever recorded residential customer satisfaction score, the highest of any investor-owned utility in the nation, as rated by an independent third party.

•	We continued strong performance in system reliability, slightly behind 2018's record reliability score.

•	Our board of directors increased the quarterly dividend, from $0.63 per share to $0.67 per share, as part of a 123 percent increase in quarterly dividends approved over the last eight years.

•
We adopted a new dividend policy that provides for a target long-term dividend payout ratio of between 60 percent and 70 percent of sustainable IDACORP earnings, an increase from the previous policy adopted in 2011 that targeted a dividend payout ratio of between 50 percent to 60 percent of sustainable earnings.

•
We reached an agreement with NV Energy, approved by the IPUC and OPUC, that facilitates the planned end of Idaho Power's participation in coal-fired operations at units 1 and 2 of its jointly-owned North Valmy coal-fired power plant in 2019 and 2025, respectively. As planned, Idaho Power ended its participation in unit 1 of the North Valmy plant on December 31, 2019.

•	We announced our "Clean Today, Cleaner Tomorrow®" goal to provide our customers with 100-percent clean energy by 2045.

•	We beat our carbon dioxide (CO2) emissions intensity goal, with an average reduction of 29 percent since 2010.

IDACORP, Inc. 2020 PROXY STATEMENT 28

Total Shareholder Return Outperforms the Market

Our Business and Strategic Initiatives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and meaningful cash dividends. We focus on wise capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results and convey those results with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and initiatives:

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Shareholder Engagement and Say-on-Pay Results
Our board of directors and management are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. We conducted extensive outreach during 2019, reaching out to 27 of our 30 largest shareholders, who accounted for more than 56% of our outstanding shares at that time. Shareholders representing more than 33% of our outstanding shares elected to meet with us. Our compensation committee chair attended most of the meetings in person or by telephone, along with our director of investor relations and corporate secretary. While our 2019 shareholder advisory say-on-pay vote passed with 70.2 percent support, we recognize the opportunity to improve these results. The compensation committee and management are focused on ensuring the appropriate alignment between our programs and shareholders' preferences. The shareholders we engaged with in 2019 and 2020 were supportive of our financial performance, our environmental, social and governance practices, and our executive compensation program. They did not recommend any changes to our current executive compensation structure or practices. We specifically discussed our executive compensation incentive plan metrics and payouts, and the shareholders did not express concerns in this area, commenting that our incentive payouts were aligned with our strong financial performance. Shareholders supported our commitment to provide additional disclosure of our incentive plan metrics and goal-setting processes, which are described in the following section of this proxy statement.

Our Approach to Setting Incentive Plan Metrics and Goals

Each year, the compensation committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans. The objective of this process is to set annual goals that will incentivize improved performance over time. We have consistently set our incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time. We also review prior actual performance results when setting our current performance goals. We recognize that results can fluctuate significantly from year to year for a variety of reasons, and thus our current year goals may in some cases be set below the prior year’s actual performance results. For instance, adjusted consolidated net income results may increase in any given year based on one-time tax adjustments, the impact of regulatory mechanisms, or a hotter than normal summer. Our annual budgeting process takes such factors into account in establishing our budget net income forecast for the current year. We typically set our target adjusted consolidated net income goal higher than the company's budget forecast to provide a "stretch goal" for management. This aligns with our overall incentive objective of setting new goals each year that will be realistic enough to be reasonably achievable yet difficult enough to incentivize a sustained commitment to outstanding performance by management. The compensation committee establishes these stretch goals in the context of the company’s state regulatory mechanisms and their impact on net income, as well as the benefits of preserving additional accumulated tax credits at designated net income levels, and all with a goal of benefitting shareholder returns and creating sustained long-term value for the company’s shareholders.

We have significantly increased our incentive plan and performance goals over the past 10-plus years. For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. We achieved record performance for both goals in 2018. For our short-term incentive financial goal of adjusted consolidated net income (net income attributable to IDACORP), more recently we have increased the target performance level significantly, from a target of $131 million in 2010 to $221 million in 2019. During substantially that same period, we have achieved twelve straight years of actual net income growth, including a record $232.9 million net income for 2019. For our long-term incentive goal of cumulative earnings per share ("CEPS"), we have also increased the target performance level significantly, from $8.15 for the 2010-2012 performance period grants to $13.25 for the 2019-2021 performance period grants. Over that time, our actual CEPS results have increased from $9.68 for the 2010-2012 performance period to $13.31 for the 2017-2019 performance period. Our other long-term incentive goal, total shareholder return ("TSR"), is a relative goal.

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Twelve Straight Years of Actual Net Income Growth

While we have consistently increased our performance goals over time, with increasing actual performance results, we have not always increased those goals above the prior year performance results. As noted above, this is because we set our new goals each year to align with our annual budget and forecasted achievement that take into account one-time items that impacted prior year results, regulatory mechanisms unique to our business and industry, or anomalies. We followed this same approach in setting our 2019 goals for the short-term incentive plan and setting our 2019-2021 goals for the long-term incentive plan. Following is a more detailed discussion of how we set the 2019 short-term and 2019-2021 long-term goals.

2019 Short-Term Incentive Plan

For the 2019 short-term incentive plan, the compensation committee continued to use the plan metrics and weightings used in previous years: customer satisfaction (15%), service reliability (15%), and net income (70%). The compensation committee believes that this combination of operational and financial metrics incentivizes management to achieve overall strong performance for our company.

*Adjusted consolidated net income is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under Non-Base Rate Idaho Regulatory Settlement Stipulations.

The compensation committee then set the 2019 threshold, target, and maximum performance goals for each performance metric. In setting the performance goals, the compensation committee reviewed the performance goals and performance results from prior years and management’s review and analysis for the upcoming year. Management’s analysis included a detailed review of the factors that could impact the customer satisfaction, service reliability, and net income metrics in the upcoming year.

IDACORP, Inc. 2020 PROXY STATEMENT 31

Following is a description of the process the compensation committee used to establish the 2019 threshold, target and maximum performance goals for the customer satisfaction, service reliability and net income metrics for the 2019 short-term incentive plan. This description is provided in response to comments received from our shareholder outreach meetings, recommending that we provide a more detailed description of how the compensation committee sets incentive plan performance goals each year, taking into account prior year goals, prior year results and current year budget forecasts.

2019 Customer Satisfaction:

The compensation committee reviewed our customer satisfaction goals and performance results from 2006 through 2018 and discussed that we achieved maximum customer satisfaction performance of 86.30% in 2018 and slightly over target performance of 83.10% in 2017. The record 86.30% performance in 2018 was significantly higher than any previous year. The compensation committee also reviewed management’s customer service analysis for 2019, based on research from our customer operations personnel. Management’s analysis indicated that 2019 customer service performance could be negatively impacted by customer rate increases, our integrated resource plan proceedings, and our on-site generation case. Performance could be positively impacted by our customer improvements for outage alerts, interactive voice response system, email marketing, bill redesign, and other improvements.

Based on its review of prior-year goals and performance and management’s analysis for 2019, the compensation committee increased all three customer satisfaction performance goals for 2019 - threshold (81.50% to 82.00%), target (83.00% to 83.75%), and maximum (85.00% to 85.50%). The compensation committee recognized that it was setting the 2019 customer satisfaction performance goals below the 2018 actual performance of 86.30% and took this action in part because the 2018 record performance result was far above prior year results and likely would be very difficult to repeat in 2019, with the potential 2019 negative impacts of customer rate increases, our integrated resource plan proceedings, and our on-site generation case. The compensation committee will continue to review potential changes to the metrics in future years based on future customer satisfaction results.

2019 Service Reliability:

The compensation committee reviewed our service reliability goals and performance results from 2009 through 2018 and discussed that we achieved maximum service reliability performance of 1.07 in 2018 and between threshold and target performance of 1.54 in 2017 (lower scores are better for the service reliability metric). The compensation committee also reviewed management’s service reliability analysis for 2019, based on research from our operations personnel. Management’s analysis indicated that 2019 customer service performance could be negatively impacted by a return to normal fire conditions and major weather events and could be positively impacted by our improvements to poorly performing line sections, asset replacements, and grid modernization projects.

Based on its review of prior-year goals and performance and management’s analysis for 2019, the compensation committee tightened all three service reliability performance goals for 2019 - threshold (1.70 to 1.65), target (1.45 to 1.40), and maximum (1.20 to 1.15). The compensation committee recognized that it was setting the 2019 service reliability performance goals below, and thus more difficult to achieve than, the 2018 actual performance of 1.07. The compensation committee took this action partly because there was below normal fire activity and fewer major weather events in 2018, and 2019 forecasts and planning are based on normal weather conditions. The compensation committee will continue to review potential changes to the metric in future years based on future service reliability results.

2019 Adjusted Consolidated Net Income:

The compensation committee reviewed our adjusted consolidated net income goals and performance results from 2010 through 2018 and discussed that we achieved slightly below maximum adjusted consolidated net income performance of $226.8 million for 2018 and maximum performance of $212.4 million for 2017. The compensation committee also reviewed management’s adjusted consolidated net income projections for 2019, based on our formal budgeting process. Management’s projections reflected that there were several positive financial developments for 2018 that were not expected to repeat in 2019, including our 2018 bond refinancing, significant 2018 tax reform adjustments, and significantly above-normal 2018 transmission revenues resulting from atypical market conditions.

Management’s 2019 adjusted consolidated net income analysis showed 2019 budgeted adjusted consolidated net income of $214 million. As noted above, the compensation committee typically sets the target adjusted consolidated net income goal above budget to create a stretch goal. After analysis, the compensation committee increased each of the adjusted consolidated net income goals for 2019: threshold ($189.0 million to $206.0 million), target ($209.0 million to $221.0

IDACORP, Inc. 2020 PROXY STATEMENT 32

million) and maximum ($229.0 million to $236.0 million). The compensation committee recognized that the 2019 target adjusted consolidated net income goal of $221.0 million was set below the 2018 adjusted consolidated net income result of $226.8 million; however, the $221.0 million target adjusted consolidated net income goal was set $7 million above our 2019 budgeted adjusted consolidated net income of $214 million and $12 million above the 2018 target adjusted consolidated net income goal of $209 million. The non-recurring benefits that boosted our 2018 adjusted consolidated net income to $226.8 million as discussed in the previous paragraph were not included in our 2019 budget approved by our board of directors, and therefore were also not included in the 2019 adjusted consolidated net income goals approved by the compensation committee. Our 2019 adjusted consolidated net income of $232.9 million was negatively impacted by several factors, including reduced sales to irrigation customers and reduced retail revenues per megawatt-hour, but positively impacted by other factors, including customer growth and reduced operations and maintenance expenditures, allowing us to reach our twelfth consecutive year of earnings growth.

Each year the compensation committee discusses the proposed short-term incentive goals for the three performance metrics (Reliability, Customer Relations, and Net Income) in extensive detail with management and IDACORP's internal subject matter experts. Based on this discussion, the committee establishes rigorous threshold, target, and maximum goals for each performance metric. For the Net Income metric, the Committee reviews IDACORP's budgeted net income forecast for the upcoming year, which is used to set IDACORP's official earnings guidance. For the past several years, the committee has set the target Net Income goal above our net income forecast.

2019-2021 Long-Term Incentive Compensation

The compensation committee approved the same design for the 2019-2021 long-term incentive compensation as used in prior years: one-third time-vesting restricted stock units and two-thirds performance stock units, with 50% of the performance units based on CEPS and 50% based on relative TSR. The compensation committee then set the 2019 threshold, target, and maximum performance goals for the CEPS metric and the relative TSR metric.

IDACORP, Inc. 2020 PROXY STATEMENT 33

2019-2021 CEPS:

The compensation committee reviewed our CEPS targets and actual results for the performance period grants from 2010 to 2018, and reviewed the CEPS targets and current estimated results for the 2017-2019 and 2018-2020 performance period grants, the latter of which are still outstanding. The 2016-2018 performance period grants achieved maximum performance and the 2015-2017 performance period grants achieved between target and maximum performance. The compensation committee also reviewed a financial analysis from management showing three forecasts for CEPS for the 2019-2021 performance period: low forecast, high forecast, and current budget forecast. After reviewing the financial forecasts with management, the compensation committee approved a target CEPS goal of $13.25 for the 2019-2021 performance period grants. The compensation committee also approved a threshold CEPS goal of $12.50 and maximum goal of $14.00, representing equal $0.75 spreads from the $13.25 target goal. Each of the CEPS goals for the 2019-2021 performance period grants represented material increases over the CEPS goals for the 2018-2020 performance period grants - threshold ($11.75 to $12.50), target ($12.50 to $13.25), and maximum ($13.25 to $14.00).

2019-2021 Relative TSR:

The compensation committee reviewed our relative TSR targets and actual results for the 2010-2012 performance period grants through the 2016-2018 performance period grants, and reviewed the relative TSR targets and current estimated results for the 2017-2019 and 2018-2020 performance period grants, the latter of which are still outstanding. The 2016-2018 and 2015-2017 performance period grants both achieved between target and maximum performance. Therefore, the compensation committee determined that the current relative TSR metric is working well and decided to maintain the same goals for the 2019-2021 performance period grants: threshold (30th percentile and 45% payout), target (55th percentile and 100% payout) and maximum (90th percentile and 200% payout).
Role of Our Compensation Committee, Management, and Compensation Consultant
The compensation committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies, and drivers for growth in shareholder value. The compensation committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2019, the compensation committee engaged the services of Pay Governance LLC (“Pay Governance”) as the compensation committee’s independent compensation consultant. The compensation committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.

Management identifies high-potential executive successors, including a focus to identify and develop high-performing, diverse leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. Executive succession matters are reviewed periodically by the CEO and executive team and the compensation committee. Executive succession plans are reviewed with the full board of directors on an annual basis.
The compensation committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his recommendations to the compensation committee for review. However, the compensation committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation committee.

IDACORP, Inc. 2020 PROXY STATEMENT 34

The compensation committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the compensation committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2019, the compensation committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation committee meetings.
The services provided by Pay Governance to the compensation committee in 2019 include:

•
Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

•	Review of our peer groups used for compensation benchmarking purposes for executives and directors;

•	Independent assessment and review of the rigor of incentive compensation performance goals and the goal setting process, including:

◦	Evaluating historical, recent, and projected performance; and

◦	Analyzing historical and projected peer data.

•	Analysis of competitive compensation practices for executives and directors within our peer groups;

•	Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation committee of its recommendations and necessary changes;

•	Review of share ownership guidelines;

•	Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;

•	Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;

•
Regularly informing the compensation committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and

•	Preparation for and attendance at all compensation committee meetings, including executive sessions, if applicable and as requested.
The compensation committee has considered the independence of Pay Governance, as required by Securities and Exchange Commission and New York Stock Exchange rules and requirements. The compensation committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Pay Governance and their work. Based on this review, the compensation committee is not aware of any conflict of interest that has been raised by the work performed Pay Governance.

Continued Emphasis on At-Risk Compensation for Our NEOs

We believe strong performance by our executive officers is essential to long-term growth in shareholder value and to delivering superior service to our customers. We seek to accomplish strong performance by making the majority of our NEO’s pay “at-risk,” meaning we tie the majority of our NEOs’ compensation to our financial and operational performance. In order for this “at-risk” compensation to be earned, our company must achieve successful results over one- and three-year performance periods. Our executive compensation policy provides that our compensation for all executive officers should generally target incentive, at-risk compensation at 35 percent to 75 percent of total target direct compensation.

For 2019, the percentage of total target direct compensation for each of the NEO's that was comprised of short-and long-term incentive compensation at target exceeded 50 percent. We believe that this structure provides the appropriate balance between "at-risk" compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted more heavily toward long-term incentive compensation in the form of equity compared to our other executive officers' compensation. In “Our 2019 NEO Compensation Design and Metrics” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus “at-risk.”

IDACORP, Inc. 2020 PROXY STATEMENT 35

Our Pay Practices

We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over one-half of each of our NEOs’ target compensation is “at-risk”	✗	We do not provide employment agreements to our executives
✓	Our compensation committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock	✗	We discourage excessive or inappropriate risk-taking through our compensation design
✓	We impose stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗	We do not provide dividends on performance-based compensation awards until they are vested
✓	We impose a cap on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation and target incentive that is “at-risk” on an annual basis
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards

IDACORP, Inc. 2020 PROXY STATEMENT 36

Our 2019 NEO Compensation Design and Metrics

While we placed additional emphasis on our metrics for 2019, the overall design of our 2019 executive compensation program remained largely unchanged from 2018. However, due to our shareholder vote on compensation in 2019, and based on feedback from our investors, our compensation committee intends to continue to engage with our shareholders to ensure our compensation plans, targets, and structure are well communicated and appropriate. Our 2019 executive compensation program continued to provide for fixed compensation (base salary) to promote retention of our executives and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the “total target direct compensation” (base salary plus short- and long-term incentive compensation at the target payout level) mix for each of our NEOs for 2019, effective as of January 1, 2019, is illustrated in the table that follows.

We set rigorous performance goals for our short- and long-term incentive compensation programs, and our compensation committee establishes goals annually to help assure that payouts are only earned upon strong performance. By using metrics tied to both operational and financial performance with goals set that are challenging in the context of past and anticipated future performance, as shown in the tables above, our executives’ annual compensation can vary considerably depending on our actual performance in any period. This is what we refer to as the “at-risk” component of our executives’ compensation, which ranges between 55 percent to 77 percent of each NEO's total target direct compensation, respectively.

Each year our compensation committee establishes a threshold, target, and maximum performance level for each of our short- and long-term incentive plan goals. The compensation committee seeks to establish performance levels each year that assure the goals are realistic enough to be achievable yet difficult enough to incentivize outstanding performance. For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. Our other long-term incentive goal, TSR, is a relative goal, which, for grants made in 2019, continued to require 55th percentile performance versus our total shareholder return comparison group in order to be earned at target.

In connection with its annual review of executive compensation, our compensation committee reviews the correlation between our executives’ historical compensation and our historical performance. We believe that one of the primary metrics of importance to our shareholders is TSR, which is reflective of both share price growth and dividends. The graph below shows the correlation between our CEO’s actual compensation and TSR.

IDACORP, Inc. 2020 PROXY STATEMENT 37

We believe that earnings per share is also a metric of importance to our shareholders, and it is a factor used in determining long-term incentive compensation. The graph below also shows the correlation between diluted earnings per share and our CEO’s actual compensation as described in the graph.

We believe that it is appropriate to use our CEO’s actual compensation, which excludes change in pension value, in the two “pay-for-performance” graphs above, which compare our CEO’s pay and our financial performance over the past five years. The change in pension value calculation is highly sensitive to discount rates on the date of calculation and does not reflect amounts actually paid to our CEO in a given compensation year. For example, we recorded a $3,538,604 increase in CEO pension value for 2019, increasing his 2019 total compensation, as reported in the Summary Compensation Table, from $4,733,097 to $8,271,701. This increase in pension value does not result in any current payment to our CEO, and our CEO’s pension value could change significantly in future years, before any pension payments are actually made, based on changes to the discount rate and the other factors discussed in footnote 2 to the Summary Compensation Table.

The first pay-for-performance graph above shows our strong TSR growth over the 2015-2019 period. We provided a 13 percent cumulative annual total shareholder return over the past three years, including share price appreciation and dividends paid. This is further demonstration of our strong pay-for-performance results over the past three years.

IDACORP, Inc. 2020 PROXY STATEMENT 38

Summary of Our NEOs’ Total Target Direct Compensation Compared to Our Peers’ NEOs

To assist the compensation committee in establishing our NEOs’ compensation, we conduct extensive market benchmarking. The total target direct compensation (base salary plus target short- and long-term incentive compensation) of our NEOs for 2019, effective as of January 1, 2019, compared to the median total target direct compensation of each of the three designated data sets we used for benchmarking our NEO’s 2019 compensation, is summarized in the table that follows.

		Median Total Target Direct Compensation[1]
Executive	2019 Total Target Direct Compensation	Peer Group[2]	IOU Survey Data[2]	General Industry Survey Data[2]
Darrel T. Anderson	$3,960,000	$3,863,584	$3,429,713	$5,109,697
Lisa A. Grow	$1,500,000	$1,449,299	$1,111,598	$1,982,046
Steven R. Keen	$1,296,400	$1,256,904	$1,179,125	$1,693,901
Brian R. Buckham	$1,001,000	$1,026,743	$885,609	$1,182,153
Jeffrey L. Malmen	$704,000	$693,003	$587,669	$601,986

1 2018 compensation data increased 3 percent to reflect projected market compensation at January 1, 2019.
2 Descriptions of the Peer Group, IOU Survey Data, and General Industry Survey Data sets are included below.

We have historically targeted a range of total target direct compensation for our executive officers of 85 percent to 115 percent of the market median (based on designated data sets) for each executive officer position. However, the compensation committee uses its judgment in assessing market data and may establish compensation levels above or below the targeted range depending on factors such as the officer’s experience, level of responsibility, and performance.

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation committee reviews the policy annually. The policy includes the following compensation-related objectives:

•	Manage officer compensation as an investment with the expectation that officers will contribute to our overall success.

•	Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value.

•	Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success.

•	Be fair from an internal pay equity perspective.

•	Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development.

•	Balance total compensation with our ability to pay.

How We Make Compensation Decisions

Consistent with prior years, our 2019 executive compensation decisions were made in the following four steps:

(1)	Conduct a general review of the components of executive compensation and industry practices and consider potential changes.

(2)	Analyze peer groups and market data to assess competitiveness of compensation and consider potential changes.

(3)	Review total compensation structure, internal pay equity analysis, and the allocation of various forms of compensation.

(4)	Review organizational results and individual executive officer performance, responsibility, and experience to determine compensation levels and opportunities for each executive officer.

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Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that need to be paid to enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

•	Breadth -include companies that are philosophically relevant.

•	Nature and complexity of the business - take into account each company’s portfolio and markets, and seek companies that derive at least 70 percent of revenues from regulated operations.

•	Scope - reflect an appropriate range of revenues and market capitalization.

•	Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings).

•	Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2019 compensation, as in prior years, the compensation committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent of the median of each data set).

The two sources of market compensation data used to prepare the market compensation analysis for our 2019 executive officer compensation were:

1.Private Survey Data Sources: Willis Towers Watson’s 2018 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $1.7 billion in annual revenues*
General Industry Survey Data	Comprised of all participating general industry companies, regressed to $1.7 billion in annual revenues*
* The names of the companies included in these surveys are listed in Appendix A to this proxy statement.

Our annual revenues were $1.35 billion in 2019. We used the $1.7 billion annual revenue figure for our peer compensation comparisons, to adjust for the fact that Idaho Power’s relatively low customer rates understate our annual revenues compared to electric utilities of similar scope that charge higher rates. The $1.7 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2018, our analysis showed that average U.S. retail electricity rates over the 2015-2017 period were 32% higher than Idaho Power’s average retail electricity rates over the same period. We added the same 32% differential to our average annual revenues over the 2015-2017 period and this increased Idaho Power’s annual revenues from approximately $1.29 billion to approximately $1.7 billion. Idaho Power’s annual revenues would have been adjusted even higher, to $1.8 billion, if we had added the 32% rate differential to our actual 2019 revenues of $1.35 billion. The median 2018 revenues for entities in our peer group were $1.9 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.”

2.Public Data Source: 2018 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

Our management, compensation committee, and compensation consultant worked together in developing and approving the Peer Group. The companies in the Peer Group and used for our survey and public proxy data for purposes of establishing 2019 compensation remained the same as for 2018 and included the following:

IDACORP, Inc. 2020 PROXY STATEMENT 40

Allete Inc.	Great Plains Energy Inc.	PNM Resources, Inc.
Alliant Energy Corporation	Hawaiian Electric Company	Portland General Electric Co.
Atmos Energy Corporation	Northwestern Corporation	Spire Inc.
Avista Corp.	OGE Energy Corp.	Westar Energy, Inc.
Black Hills Corporation	ONE Gas Inc.
El Paso Electric Co.	Pinnacle West Capital Corp.

Because the public proxy compensation data are not as broad or detailed as the private survey data, the compensation committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies. The compensation committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. The internal pay equity analysis presented by our management showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2019 total target direct compensation amounts.

Officer Comparison Set	Internal Pay Ratio - 2019 Total Target Direct Compensation
CEO to senior vice presidents	3.52x
CEO to pay grade S-3 senior managers	14.77x
CEO to all senior managers	16.82x

Based on these reviews, the compensation committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2019 were necessary, though it did make some adjustments as described below. In making this determination, the compensation committee relied on its subjective judgment.

Individual Executive Officer Performance Evaluation

An important aspect of the compensation committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers. For 2019 compensation determinations, the evaluation of our CEO covered the following categories:

IDACORP, Inc. 2020 PROXY STATEMENT 41

	Strategic Capability		Performance
●	Vision - builds and articulates a shared vision	●	Financial - financial performance meets or exceeds plan and is competitive relative to industry peers
●	Strategy - develops a sound, long-term strategy	●	Relationships - builds and maintains relationships with key stakeholders
●	Implementation - ensures successful implementation; makes timely adjustments when external conditions change	●	Leadership - dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage
		●	Operational - establishes performance standards and clearly defines expectations
		●	Succession - develops and enables a talented team
		●	Compliance - establishes strong auditing and internal controls and fosters a culture of ethical behavior

For purposes of establishing 2019 compensation, the evaluation of our NEOs, including our CEO, covered a number of competencies, such as authenticity, business savvy, establishing strategic direction, customer focus, building organizational talent, and safety leadership. While the general factors used for evaluation of those officers were the same, the evaluation under each category involved a review of more specific sub-factors relevant to each officer’s position, based on the specific functions and responsibilities of each officer. Each executive officer must also accomplish specific performance goals for each year, which the compensation committee reviews and evaluates in connection with its compensation decisions. In connection with the review of our CEO’s performance, the compensation committee received input from the full board of directors.

2019 Named Executive Officer Compensation

Elements of Compensation for 2019

Our executive compensation for 2019 included the following elements:

•	Base salary

•	Annual cash incentive awards

•	Long-term (three year) equity incentive awards

•	Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites

We discuss each of these elements below. We believe that providing these compensation components meets our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. The success of those objectives is demonstrated by our historic ability to retain members of management over the long term, which has helped us to establish a cohesive executive team with a united goal of long-term value creation for our shareholders.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

As discussed above, for purposes of determining each NEO’s base salary for 2019, the compensation committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2019 base salaries (as well as other elements of compensation), the compensation committee also reviewed the 2018 performance evaluations for each NEO and the company’s overall performance during 2018. Based on its review and analysis of this information, in February 2019 the compensation committee recommended, and the board of directors approved, the NEO base salaries for 2019 shown in the table that follows:

IDACORP, Inc. 2020 PROXY STATEMENT 42

Executive	2019 Base Salary[1]	% Increase from 2018 Base Salary[2]
Darrel T. Anderson	$900,000	4.7%
Lisa A. Grow	$590,000	32.6%
Steven R. Keen	$463,000	4.0%
Brian R. Buckham	$385,000	13.2%
Jeffrey L. Malmen	$320,000	4.9%
1 Annual base salary in effect as of year-end 2019.
2 Represents the increase relative to the amount of annual base salary in effect as of year-end 2018.

The base salary increases for 2019 for the NEOs reflected, in large part, strong individual and company performance in 2018. The base salary increases were also intended to further our efforts to achieve compensation amounts more closely aligned with the median of our peers, more significantly for Ms. Grow's and Mr. Buckham's base salaries, which were well below the median for peer groups in 2018. Ms. Grow's base salary was also increased in connection with her promotion to President of Idaho Power in October 2019.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is based on annual performance goals and is intended to encourage and reward annual financial and operational performance results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation committee regularly assesses the best metrics to be used in the incentive programs. For 2019, the compensation committee retained the same short-term incentive goal structure as was used in 2018, as follows:

•
Customer Satisfaction - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.

•
Service Reliability - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s metered general customers over the course of the year.

•
Adjusted Consolidated Net Income - Our compensation committee believes that the IDACORP adjusted consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

Early in 2019, the compensation committee set the specific performance targets for each goal, with the following outcomes:

•	Established more challenging customer satisfaction and service reliability goals than in 2018, based on its review of historical results and factors likely to impact these measures in 2019; and

•
Established slightly more challenging adjusted consolidated net income performance goals at all levels compared to 2018, based on historic net income levels and its review of one-time drivers of results in 2018 and forecasted financial information.

The table below shows the specific 2019 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2019 performance results for all three performance goals, resulting in a payout of approximately 181 percent of target. We have not reached the maximum level payout under the Executive Incentive Plan in over 15 years. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2019.

IDACORP, Inc. 2020 PROXY STATEMENT 43

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2019 Actual Results
Customer Satisfaction - Customer Relations Index Score	Threshold:	82%	7.5%
	Target:	83.75%	15%	85.7%
	Maximum:	85.5%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.65	7.5%
	Target:	1.40	15%	1.22
	Maximum:	≤1.15	30%
2019 Adjusted Net Income Attributable to IDACORP (in	Threshold:	$206	35%
millions)[1]	Target:	$221	70%	$232.9
	Maximum:	$236	140%
1 See “Non-Base Rate Idaho Regulatory Settlement Stipulations” below in this Compensation Discussion and Analysis for a discussion of the methodology to determine adjusted consolidated net income attributable to IDACORP for short-term incentive purposes.
Idaho Power, our primary subsidiary, is subject to rate regulation by state public utility commissions, who have established mechanisms that can impact year-to-year results. We have noted in our discussions with shareholders that our short-term incentive grants provide an incentive for the company to preserve additional accumulated deferred investment tax credits (“ADITCs” or "Tax Credits") as described more fully below under “Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations,” and shareholders and analysts have expressed support for this approach. Further, we explained that the compensation committee uses IDACORP’s adjusted consolidated net income as the metric for our short-term incentive targets, which is calculated as consolidated net income minus additional ADITC amortization recorded for the year, if we used any, as described in more detail below under “Non-Base Rate Idaho Regulatory Settlement Stipulations.” We also noted that our compensation committee has consistently set incentive targets above forecasts and adjusted such targets to eliminate the ability of management to use the benefits of the tax credit and sharing mechanism for the purpose of compensation results. The chart below compares our opening net income guidance, earnings targets, and actual earnings for 2018 and 2019 and illustrates the impact of items unlikely to recur the following year, such as tax reform, on the comparative targets during those years.
Our 2019 target adjusted consolidated net income goal of $221 million was lower than our then-record 2018 actual adjusted consolidated net income of $226.8 million, but the compensation committee established the 2019 target goal at a level higher than our 2018 target goal as well as our internal expectations for 2019. We were able to exceed both our 2018 and 2019 target adjusted consolidated net income goals due to strong financial performance, and the compensation committee stretched our short-term incentive adjusted consolidated net income goal for 2020 even farther beyond the 2019 target and also above 2019 actual results. This aggressive goal setting for the 2020 adjusted consolidated net

IDACORP, Inc. 2020 PROXY STATEMENT 44

income goal went above and beyond the goal setting input we received from shareholders in our shareholder outreach meetings.

The table that follows shows the 2019 short-term incentive award opportunities for the NEOs recommended by the compensation committee and approved by the board of directors, as well as the 2019 short-term incentive awards earned by our NEOs based on actual performance results for 2019. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2019. For 2019, we increased the percentage of base salary payable for short-term incentive over 2018 levels for Ms. Grow from 65 percent to 70 percent at target effective January 2019, and again from 70 percent to 90 percent at target effective October 2019. In making its decision, the compensation committee based its review on market compensation, Ms. Grow’s individual performance, and her promotion to President of Idaho Power in October 2019.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2019 Award Earned
Darrel T. Anderson	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$450,000	$900,000	$1,800,000	$1,627,294
Lisa A. Grow[2]	% of Base Salary:	45%	90%	180%
	Dollar Amount:	$265,500	$531,000	$1,062,000	$694,282
Steven R. Keen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$138,900	$277,800	$555,600	$502,399
Brian R. Buckham	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$96,250	$192,500	$385,000	$347,089
Jeffrey L. Malmen	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$80,000	$160,000	$320,000	$289,270
1 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.
2 The amounts shown for Ms. Grow represent opportunity levels as of year-end 2019. Ms. Grow's 2019 Award Earned was prorated based on an increase in her short-term compensation award pursuant to her promotion to President of Idaho Power in October 2019.

Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations - Commencing in 2016 and continuing through 2019, the compensation committee made an adjustment to the methodology for determining consolidated net income for short-term incentive purposes, to adjust for the impact of the tax credit component of a settlement stipulation approved by the IPUC in December 2011. In October 2014, the IPUC issued an order approving an extension (with modifications) of the terms of a December 2011 Idaho settlement stipulation for the period from 2015 through 2019, which stipulation the IPUC extended indefinitely in May 2018 as part of a proceeding related to federal and state tax reform (“Idaho Settlements”). Under the terms of the Idaho Settlements, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (“Idaho ROE”) in any year is less than 9.5 percent (9.4 percent for 2020 and after), then Idaho Power may amortize up to $25 million of additional ADITCs to help achieve a 9.5 percent (9.4 percent for 2020 and after) Idaho ROE for that year, and may amortize up to a total of $45 million of additional ADITC. The more specific terms and conditions of the Idaho Settlements, including modifications applicable after 2019, are described in Note 3 - "Regulatory Matters" to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2019.

The Idaho Settlements have the potential to increase Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE is below 9.5 percent (9.4 percent for 2020 and after), by permitting Idaho Power to amortize additional tax credits. While the Idaho Settlements were not contemplated at the time the Executive Incentive Plan was originally approved, the compensation committee has authority under the plan to use its discretion to modify performance goals. The compensation committee determined that it would remove the effect of the Idaho Settlements so that the short-term incentive metric of IDACORP consolidated net income is focused on financial performance without regard to Idaho Power’s use of additional ADITC amortization. Accordingly, for 2019 the short-term incentive metrics for IDACORP consolidated earnings per share were to be determined based on net income attributable to IDACORP, adjusted to subtract the amount of additional ADITC amortization recorded for the year at Idaho Power under the Idaho Settlement, if any. This adjusted amount is referred to as “adjusted consolidated net income” in this proxy statement. The compensation committee used adjusted consolidated net income for purposes of determining the 2019 net income metric threshold, target, and maximum for short-term incentive and intended to use it for purposes of determining the level of achievement of the net income target for short-term incentive. For 2019, Idaho Power’s Idaho ROE was between 9.5 percent and 10.0 percent, resulting in no sharing of revenues with customers under the Idaho Settlements. Sharing of revenues with customers under this

IDACORP, Inc. 2020 PROXY STATEMENT 45

settlement decreases the rate at which additional revenues contribute to Idaho Power’s ability to progress toward the maximum payout on the adjusted consolidated net income component of the short-term incentive payout, as the maximum payout under the metric was established well in excess of a 10.0 percent Idaho ROE. Thus, progress toward potential incentive payouts is decreased and made more difficult by sharing of revenues above the 10.0 percent Idaho ROE.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance and is based on performance goals achievable over a period of three years. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2019 long-term incentive awards were allocated as follows:

•	time-vesting restricted stock units, vesting in January 2022, representing one-third of the awards; and

•	performance-based restricted stock units with a three-year performance period of 2019-2021, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation committee recommended, and the board of directors approved, the 2019 long-term incentive grants at their February 2019 meetings, which occurred after we released our 2018 full-year earnings. In 2017, we switched to time-vesting restricted stock units from time-vesting restricted shares and to performance-based restricted stock units from performance-based shares, which awards remained materially the same except that voting rights are not associated with units. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2019 will vest in January 2022, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200% of target but will not be earned if our minimum performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2019 may be earned by the NEOs based on performance against two financial measures over the 2019-2021 performance period. The two equally weighted performance measures are CEPS and TSR. We believe these performance metrics represent key measures of performance for the benefit of our shareholders and align our executive officers' management efforts with our shareholders' performance objectives. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2019 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis. For example, if our TSR falls exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group.

The TSR performance levels below were not changed in 2019 from the levels established in 2018. We believe our TSR percentile goals are aggressive, including setting our target TSR goal at the 55th percentile rather than the 50th percentile. Our CEPS performance levels for the 2019-2021 grant were all increased from the levels applicable to the 2018-2020

IDACORP, Inc. 2020 PROXY STATEMENT 46

grant. Our target CEPS goal of $13.25 for the 2019-2021 grant also higher than our actual CEPS result of $12.02 for the 2015-2017 grant, which was the most recent grant with completed performance results when the compensation committee established the 2019-2021 CEPS goals in 2018. We have not undertaken any share repurchases that could impact our CEPS performance.

The CEPS performance levels for the 2019-2021 performance period are as follows:

-Threshold:	$12.50
-Target:	$13.25
-Maximum:	$14.00

The TSR performance levels for the 2019-2021 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation committee and approved by our board of directors for 2019 for each NEO. We use linear interpolation for achievement within the levels specified.

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2019 Base Salary)	Number of Performance-Based Units (Percent of 2019 Base Salary)		Approximate Total Long-Term Incentive Award (Based on 2019 Base Salary)
Darrel T. Anderson	7,243 (80%)	Threshold:	6,518 (72%)	Threshold:	$1,368,000
		Target:	14,484 (160%)	Target:	$2,160,000
		Maximum:	28,968 (320%)	Maximum:	$3,600,000
Lisa A. Grow	2,180 (43.3%)	Threshold:	1,962 (39%)	Threshold:	$411,667
		Target:	4,358 (86.7%)	Target:	$650,000
		Maximum:	8,716 (173.3%)	Maximum:	$1,083,333
Steven R. Keen	1,863 (40%)	Threshold:	1,676 (36%)	Threshold:	$351,880
		Target:	3,726 (80%)	Target:	$555,600
		Maximum:	7,452 (160%)	Maximum:	$926,000
Brian R. Buckham	1,420 (36.7%)	Threshold:	1,278 (33%)	Threshold:	$268,217
		Target:	2,840 (73.3%)	Target:	$423,500
		Maximum:	5,680 (146.7%)	Maximum:	$705,833
Jeffrey L. Malmen	752 (23.3%)	Threshold:	676 (21%)	Threshold:	$141,867
		Target:	1,502 (46.7%)	Target:	$224,000
		Maximum:	3,004 (93.3%)	Maximum:	$373,333

As with base salary and short-term incentive opportunities, the compensation committee established the 2019 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation committee increased the 2019 target long-term incentive award opportunities as a percentage of base salary for Mr. Anderson (from 220 percent to 240 percent), Ms. Grow (from 120 percent to 130 percent), Mr. Keen (from 110 percent to 120 percent), and Mr. Buckham (from 100 percent to 110 percent), compared to the target level for 2018. In making its decision, the compensation committee considered the individuals’ accomplishments as reflected in their annual performance evaluations and market compensation levels.

Payment of Performance-Based Restricted Stock Units for 2017-2019 Performance Period

The performance-based restricted stock units granted in February 2017 for the 2017-2019 performance period were earned at an overall 143.4 percent of target, at 200 percent of target based on our CEPS of $13.31 and at 86.80 percent of target based on our relative TSR at the 49th percentile. The table that follows lists (1) the target performance-based

IDACORP, Inc. 2020 PROXY STATEMENT 47

restricted stock unit awards granted in 2017, (2) the shares actually earned, and (3) the dividend equivalent payments earned.

Executive	Restricted Stock Units Granted in February 2017 (#)	Shares Earned in February 2020 (#)	Dividend Equivalents ($)
Darrel T. Anderson	14,176	20,328	$159,981
Lisa A. Grow	3,544	5,082	$39,995
Steven R. Keen	3,722	5,337	$42,002
Brian R. Buckham	2,174	3,118	$24,539
Jeffrey L. Malmen	1,426	2,045	$16,094

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. In 2019, our NEOs were also eligible to participate in an executive physical program, which provided executive management employees access to a comprehensive physical exam. Effective in 2020, we no longer maintain the executive physical program. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2019 table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2019 table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2019, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2019 table.

IDACORP, Inc. 2020 PROXY STATEMENT 48

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

In November 2009, the compensation committee adopted a policy regarding stand-alone change in control agreements and approved a form of change in control agreement consistent with that policy in March 2010. As provided in the policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. Mr. Anderson, Mr. Keen, Ms. Grow, and Mr. Malmen are parties to change in control agreements executed prior to March 17, 2010.

The agreements we have with our NEOs are "double-trigger" agreements in the sense that two events must occur in order for cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements (other than the agreement with Mr. Buckham, which was executed in 2016) permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

Other Compensation Practices

Clawback Policy

In January 2014, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the compensation committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to all short-term cash incentive awards and performance-based equity incentive awards made after the adoption of the policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have had minimum stock ownership guidelines for our officers since 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. Since 2015, the

IDACORP, Inc. 2020 PROXY STATEMENT 49

guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•	chief executive officer and presidents - 5x annual base salary;

•	senior vice presidents - 3x annual base salary; and

•	vice presidents - 1x annual base salary.

Our executives are allowed five years from the later of April 1, 2015 and the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership requirements.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, "net shares" means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Compensation Risk and Discretion to Adjust Awards

We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. The compensation committee and our board of directors retain the discretion to adjust awards under the short- and long-term incentive plans, when deemed appropriate, including in any circumstance where the compensation committee or our board of directors believes there has been misconduct by one or more executive officers. No such adjustments were made in 2019. Further, the compensation clawback policy described above provides that we may seek to recoup incentive compensation in specified circumstances, to discourage unlawful or grossly negligent conduct.

Impact of Tax and Accounting Treatment on Compensation Decisions

The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Until the enactment in December 2017 of the tax reform act generally referred to as the "Tax Cuts and Jobs Act,” Section 162(m) of the Internal Revenue Code placed a limit of $1,000,000 on the amount of compensation paid to certain officers that we could deduct as a business expense in any tax year unless, among other things, the compensation qualified as performance-based compensation, as that term was used in Section 162(m). The Tax Cuts and Jobs Act eliminated the performance-based compensation exemption under Section 162(m), except that the exemption will continue to apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. The compensation committee retains the flexibility and discretion to award compensation, whether or not deductible. This flexibility is important to our success to encourage employee retention and reward achievement of key corporate goals.

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

IDACORP, Inc. 2020 PROXY STATEMENT 50

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

THE COMPENSATION COMMITTEE
Christine King, Chair
Judith A. Johansen
Ronald W. Jibson

IDACORP, Inc. 2020 PROXY STATEMENT 51

Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, and other items. Each November, the compensation committee members discuss, together with management and its compensation consultant, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

•
the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;

•
our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;

•
we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;

•	we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;

•	we benchmark compensation annually to be consistent with industry practice;

•	we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation committee retain discretion to adjust awards as they deem necessary;

•
we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and

•
the compensation committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

The compensation committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2019, the compensation committee determined that our compensation practices do not increase the company’s risk exposure.

IDACORP, Inc. 2020 PROXY STATEMENT 52

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2019 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Darrel T. Anderson President and CEO	2019	898,462	--	2,195,584	--	1,627,294	3,538,604	11,757	8,271,701	4,733,097
	2018	857,693	--	1,955,752	--	1,649,343	902,065	11,676	5,376,529	4,474,464
	2017	798,077	--	1,783,270	--	1,341,169	2,761,720	11,360	6,695,596	3,933,876
Lisa A. Grow President (Idaho Power)	2019	515,193	--	660,685	--	694,282	1,780,736	13,485	3,664,381	1,883,645
	2018	443,269	--	551,989	--	554,065	183,990	12,560	1,745,873	1,561,883
	2017	398,462	--	445,817	--	401,769	891,452	13,093	2,150,593	1,259,141
Steven R. Keen SVP and CFO	2019	462,308	--	564,787	--	502,399	1,807,975	12,249	3,349,718	1,541,743
	2018	444,039	--	506,044	--	512,332	362,944	11,060	1,836,419	1,473,475
	2017	418,462	--	468,126	--	421,935	1,145,661	10,850	2,465,034	1,319,373
Brian R. Buckham SVP and General Counsel	2019	383,269	--	430,487	--	347,089	382,850	11,200	1,554,895	1,172,045
	2018	338,462	--	351,450	--	325,431	107,263	11,050	1,133,656	1,026,393
	2017	297,308	--	273,644	--	249,813	56,956	10,800	888,521	831,565
Jeffrey L. Malmen SVP of Public Affairs	2019	319,423	--	227,773	--	289,270	969,240	11,628	1,817,334	848,094
	2018	304,616	--	220,736	--	292,888	--[5]	11,520	829,760	829,760

[1]
Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock and the performance-based shares (at target) granted in each of the years shown calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Stock Compensation. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for 2019 (the year of grant) and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, on file with the U.S. Securities and Exchange Commission.

The table below shows the grant date fair values of the CEPS components of the performance-based stock unit awards granted in 2019, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.

Name	Grant Date Fair Value of CEPS Component
Darrel T. Anderson	$1,436,378
Lisa A. Grow	$432,183
Steven R. Keen	$369,507
Brian R. Buckham	$281,643
Jeffrey L. Malmen	$148,953

[2]
Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 3.95% for 2017, 4.55% for 2018, and 3.60% for 2019; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 projection scale adjusted with an ultimate improvement rate of 0.75% and retirement age at 62. There were no above market earnings on deferred compensation.

[3]	For 2019, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Mr. Keen and Ms. Grow.

[4]
Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation committee views the

IDACORP, Inc. 2020 PROXY STATEMENT 53

annual compensation elements for the NEOs. While the compensation committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation committee.

[5]	Mr. Malmen’s Change in Pension Value and Nonqualified Deferred Compensation Earnings for 2018 was negative $1,288.

Grants of Plan-Based Awards in 2019

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Units and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Darrel T. Anderson
Short-Term Incentive[1]	2/22/2019	450,000	900,000	1,800,000
Restricted Stock Units – Time[2]	2/22/2019							7,243	720,099
Restricted Stock Units – Perf.[3]	2/22/2019				6,518	14,484	28,968		1,475,485
Lisa A. Grow
Short-Term Incentive[1,4]	2/22/2019	265,500	531,000	1,062,000
Restricted Stock Units – Time[2]	2/22/2019							2,180	216,736
Restricted Stock Units – Perf.[3]	2/22/2019				1,962	4,358	8,716		443,949
Steven R. Keen
Short-Term Incentive[1]	2/22/2019	138,900	277,800	555,600
Restricted Stock Units – Time[2]	2/22/2019							1,863	185,219
Restricted Stock Units – Perf.[3]	2/22/2019				1,676	3,726	7,452		379,568
Brian R. Buckham
Short-Term Incentive[1]	2/22/2019	96,250	192,500	385,000
Restricted Stock Units – Time[2]	2/22/2019							1,420	141,176
Restricted Stock Units – Perf.[3]	2/22/2019				1,278	2,840	5,680		289,311
Jeffrey L. Malmen
Short-Term Incentive[1]	2/22/2019	80,000	160,000	320,000
Restricted Stock Units – Time[2]	2/22/2019							752	74,764
Restricted Stock Units – Perf.[3]	2/22/2019				676	1,502	3,004		153,009

[1]
Represents short-term incentive cash compensation for 2019 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table.

[2]	Represents time-vesting restricted stock units awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

[3]	Represents performance-based restricted stock units for the 2019-2021 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

[4]	Ms. Grow's short-term incentive award for 2019 was prorated based on her base salary before and after her promotion to President of Idaho Power in October 2019.

IDACORP, Inc. 2020 PROXY STATEMENT 54

2019 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

2019 Long-Term Incentive Awards

In February 2019, the compensation committee approved long-term incentive awards with the following two components:

•
Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of his or her base salary in 2019. These units vest and are settled in shares in January 2022 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture.

•
Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of his or her base salary in 2019. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2019:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Darrel T. Anderson	$898,462	$0	$8,271,701	10.9%
Lisa A. Grow	$515,193	$0	$3,664,381	14.1%
Steven R. Keen	$462,308	$0	$3,349,718	13.8%
Brian R. Buckham	$383,269	$0	$1,554,895	24.6%
Jeffrey L. Malmen	$319,423	$0	$1,817,334	17.6%

IDACORP, Inc. 2020 PROXY STATEMENT 55

Outstanding Equity Awards at Fiscal Year-End 2019

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[3]
Darrel T. Anderson
Restricted Stock Units - Time-Vesting	21,754	2,323,327
Restricted Stock Units - Performance			41,548	4,437,326
Lisa A. Grow
Restricted Stock Units - Time-Vesting	6,046	645,713
Restricted Stock Units - Performance			10,936	1,167,965
Steven R. Keen
Restricted Stock Units - Time-Vesting	5,644	602,779
Restricted Stock Units - Performance			10,848	1,158,566
Brian R. Buckham
Restricted Stock Units - Time-Vesting	3,842	410,326
Restricted Stock Units - Performance			6,826	729,017
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	2,304	246,067
Restricted Stock Units - Performance			4,282	457,318

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows:

		Shares Underlying
NEO	Award	Restricted Stock Units	Vesting Date
Darrel T. Anderson	2017	7,088	1/1/2020
	2018	7,423	1/1/2021
	2019	7,243	1/1/2022
Lisa A. Grow	2017	1,772	1/1/2020
	2018	2,094	1/1/2021
	2019	2,180	1/1/2022
Steven R. Keen	2017	1,860	1/1/2020
	2018	1,921	1/1/2021
	2019	1,863	1/1/2022
Brian R. Buckham	2017	1,089	1/1/2020
	2018	1,333	1/1/2021
	2019	1,420	1/1/2022
Jeffrey L. Malmen	2017	713	1/1/2020
	2018	839	1/1/2021
	2019	752	1/1/2022

IDACORP, Inc. 2020 PROXY STATEMENT 56

[2]	Restricted stock units that have not vested are valued at $106.80 per share, the closing stock price of IDACORP common stock on December 31, 2019.

[3]	The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Darrel T. Anderson	2017	28,352	12/31/2019
	2018	6,678	12/31/2020
	2019	6,518	12/31/2021
Lisa A. Grow	2017	7,088	12/31/2019
	2018	1,886	12/31/2020
	2019	1,962	12/31/2021
Steven R. Keen	2017	7,444	12/31/2019
	2018	1,728	12/31/2020
	2019	1,676	12/31/2021
Brian R. Buckham	2017	4,348	12/31/2019
	2018	1,200	12/31/2020
	2019	1,278	12/31/2021
Jeffrey L. Malmen	2017	2,852	12/31/2019
	2018	754	12/31/2020
	2019	676	12/31/2021

Shares for the 2017 performance-based award are shown at the maximum level based on results for the 2017-2019 performance period above target but below maximum. Shares for the 2018 performance-based award are shown at the threshold level based on results for the first two years of the 2018-2020 performance period at threshold. Shares for the 2019 performance-based awards are shown at the threshold level based on results for the first year of the 2019-2021 performance period at threshold. The compensation committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period.

Option Exercises and Stock Vested During 2019

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Darrel T. Anderson	--	--	29,456	2,863,035
Lisa A. Grow	--	--	7,776	755,803
Steven R. Keen	--	--	8,209	797,884
Brian R. Buckham	--	--	1,091	106,042
Jeffrey L. Malmen	--	--	3,240	314,911

1    Based on the closing price of IDACORP common stock on the vesting date.

IDACORP, Inc. 2020 PROXY STATEMENT 57

Pension Benefits for 2019

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
Darrel T. Anderson	Retirement Plan	23	1,399,369
	Security Plan I1	9	288,195
	Security Plan II2	15	15,259,919
Lisa A. Grow	Retirement Plan	32	1,594,282
	Security Plan I1	3	—
	Security Plan II2	15	4,318,238
Steven R. Keen	Retirement Plan	37	2,067,514
	Security Plan I1	9	—
	Security Plan II2	15	5,352,268
Brian R. Buckham	Retirement Plan	10	278,668
	Security Plan II2	4	372,475
Jeffrey L. Malmen	Retirement Plan	12	532,328
	Security Plan II2	12	2,876,731

[1]	Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.

[2]	Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.

[3]
Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2019, calculated using the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, plus MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

IDACORP, Inc. 2020 PROXY STATEMENT 58

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:

•	they have reached the age of 55 and have 10 years of credited service; or

•	they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 75%, or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A.

IDACORP, Inc. 2020 PROXY STATEMENT 59

Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•	if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and

•
Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee. Employees who were participants as of December 31, 2009 are 100% vested. New plan participants after December 31, 2009, become 100% vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

•	reached the age of 55; or

•	completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 75%. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 65%. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65% prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65%, though the target retirement percentage will be

IDACORP, Inc. 2020 PROXY STATEMENT 60

fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility

IDACORP, Inc. 2020 PROXY STATEMENT 61

for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows the eligibility of our NEOs for early retirement, as of December 31, 2019, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2019
Name	Retirement Plan	Security Plan I	Security Plan II
Darrel T. Anderson	X	X	X
Lisa A. Grow	X	No present value[1]	X
Steven R. Keen	X	No present value[1]	X
Brian R. Buckham		N/A
Jeffrey L. Malmen		N/A
1 See the Pension Benefits for 2019 table.

Nonqualified Deferred Compensation for 2019

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Darrel T. Anderson	—	—	2,167	—	16,071
Lisa A. Grow	—	—	—	—	—
Steven R. Keen	—	—	—	—	—
Brian R. Buckham	—	—	—	—	—
Jeffrey L. Malmen	—	—	—	—	—

The Idaho Power Company Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of

IDACORP, Inc. 2020 PROXY STATEMENT 62

ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

Eligibility Standards

The compensation committee designates from time to time which key employees of Idaho Power and its affiliates are eligible to participate in the plan. In selecting eligible employees, the compensation committee considers the position and responsibilities of such individuals, the value of their services, and other factors the compensation committee deems pertinent. The compensation committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

Prior to 2009, the plan permitted a participant to defer up to 100% of base salary and up to 100% of any short-term incentive compensation. Effective January 1, 2009, the plan permits a participant to defer up to 50% of base salary and up to 50% of any short-term incentive compensation.

Accounts

Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligations of the company. The amount deferred by a participant is credited to the participant’s bookkeeping account, and the participant selects how the amounts in the account are deemed invested. The company contributes the deferred amounts to a trust and the trust assets are used to satisfy plan obligations. The assets of the trust are subject to the claims of general creditors if the company were to become insolvent or file for bankruptcy.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan. Participants are able to change fund investments on a daily basis.

Distribution

The portion of a participant’s account that is not subject to Section 409A of the Internal Revenue Code is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; (c) the participant’s disability; or (d) termination of the plan. Participants may request earlier distribution in the case of an unforeseeable emergency. Participants may also elect to receive this portion of their accounts at any time, subject to a 10% reduction. The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; or (c) the participant’s disability. If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment. In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment. With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive compensation being deferred are provided.

IDACORP, Inc. 2020 PROXY STATEMENT 63

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 31, 2019, and used the closing price of our common stock on that date, which was $106.80. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power.

The tables below:

•	Exclude base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2019.

•
Exclude compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2019 table.

•
Exclude the amounts reported in the Nonqualified Deferred Compensation for 2019 table. See the Nonqualified Deferred Compensation for 2019 table and the accompanying narrative for a description of accumulated benefits under our nonqualified deferred compensation plans.

•
Include only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2019 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 31, 2019 are included in the amounts shown in the tables.

As the compensation committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2019.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

IDACORP, Inc. 2020 PROXY STATEMENT 64

•
a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;

•	vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;

•	outplacement services for 12 months, not to exceed $12,000; and

•
continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•	the acquisition of 20% or more of our outstanding voting securities;

•	the commencement of a tender or exchange offer for 20% or more of our outstanding voting securities;

•
shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;

•	shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or

•	a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

Except with respect to Mr. Buckham’s agreement, the agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•	IDACORP or any successor company fails to comply with any provision of the agreement;

•	the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;

•	a reduction that is more than de minimis in

–	base salary or maximum short-term incentive award opportunity;

–	long-term incentive award opportunity;

–	the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or

–	long-term disability and life insurance coverage;

•	our failure to require a successor company to assume and agree to perform under the agreement; or

•	a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20% excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300% of the NEO’s prior five-year average Form W-2 income. In the event the 300% threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100% of the NEO’s prior five-year average Form W-2 income. Mr. Anderson’s agreement provides for either (1) a gross-up payment if the 20% excise tax cannot be avoided by reducing

IDACORP, Inc. 2020 PROXY STATEMENT 65

the parachute payments and benefits by 15% or less, or (2) a reduction in parachute payments and benefits if the 20% excise tax can be avoided by reducing the parachute payments and benefits by 15% or less. Mr. Keen’s, Ms. Grow’s, Mr. Buckham’s and Mr. Malmen’s agreements provide for them to receive the greater net benefit of (i) full severance benefits with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Mr. Keen or Ms. Grow the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

The compensation committee adopted a new change in control agreement policy in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010, which is the form entered into by Mr. Buckham. The new change in control agreement does not include the 13th-month trigger provision, or any other single-trigger or modified single-trigger provisions, or any tax gross-up provisions. The compensation committee did not apply the new policy to existing change in control agreements, since those agreements were previously executed and agreed to with our NEOs.

IDACORP, Inc. 2020 PROXY STATEMENT 66

Darrel T. Anderson

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,544,682	[1]	1,500,000	[2]
Short-Term Incentive Plan											2,250,000	[1]	1,500,000	[2]
Long-Term Incentive Plan – Time-Vesting	1,543,366	[3,4]	—	[5]	—	[5]	1,543,366	[3]	2,323,327	[6]	2,323,327	[6]	2,323,327	[6]
Long-Term Incentive Plan – Performance Vesting	3,249,919	[4,7]	—	[5]	—	[5]	3,249,919	[7]	4,858,776	[6]	4,858,776	[6]	4,858,776	[6]
Benefits and Perquisites:
Security Plan I	2,560	[8]	2,560	[8]	2,560	[8]	284,984	[9]			2,560	[8]	2,560	[8]
Security Plan II	—	[8]	—	[8]	—	[8]	15,417,451	[9]			—	[10]	—	[10]
Welfare Benefits											29,447	[11]	22,078	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	4,795,845		2,560		2,560		20,495,720		7,182,103		11,020,792		10,206,741

[1]
Mr. Anderson’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount. His base salary was reduced by $705,318 to avoid excise tax. Independent tax counsel would determine which compensation and benefits are reduced in order to avoid excise tax.

[2]	The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.

[3]
Mr. Anderson would receive full vesting of his 2017 time-vesting restricted stock unit award and prorated vesting of his 2018 (66.7%) and 2019 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the number of shares by $106.80.

[4]
As of the assumed voluntary termination date of December 31, 2019, Mr. Anderson was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Anderson’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Anderson’s time-vesting restricted stock units and performance-based restricted stock unit awards.

[6]
Mr. Anderson would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $106.80 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Anderson would receive full vesting of his 2017 award assuming the performance goals are met at the target level and prorated vesting of his 2018 (66.7%) and 2019 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $106.80 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan I and Security Plan II benefit based on Mr. Anderson’s actual age and termination as of December 31, 2019, relative to the amount shown for Security Plan I and Security Plan II in the Pension Benefits for 2019 table. We used a discount rate of 3.60% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2020 under Security Plan II.

[9]	In the event of death, the value represents the present value of Security Plan II death benefits.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55.

[11]	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[12]
The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

[14]	The not for cause or constructive discharge termination did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided. See footnote 1 above.

[15]	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.

IDACORP, Inc. 2020 PROXY STATEMENT 67

Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,475,000	[1]	701,934	[2]
Short-Term Incentive Plan											1,327,500	[1]	885,000	[2]
Long-Term Incentive Plan – Time-Vesting	—	[3]	—	[4]	—	[4]	415,987	[5]	645,713	[6]	645,713	[6]	645,713	[6]
Long-Term Incentive Plan – Performance Vesting	—	[3]	—	[4]	—	[4]	875,062	[7]	1,348,881	[6]	1,348,881	[6]	1,348,881	[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	—	[8]	—	[8]	—	[8]	4,150,088	[9]			—	[10]	—	[10]
Welfare Benefits											36,541	[11]	27,389	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	—		—		—		5,441,137		1,994,594		4,845,635		3,608,917

[1]	Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.

[2]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Base salary was reduced by $281,399 to avoid excise tax. In the event of a 13th - month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.

[3]
As of the assumed voluntary termination date of December 31, 2019, Ms. Grow was not over the age of 55. Thus, we have assumed Ms. Grow’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.

[4]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.

[5]
Ms. Grow would receive full vesting of her 2017 time-vesting restricted stock unit award and pro rata vesting of her 2018 (66.7%) and 2019 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $106.80.

[6]
Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based shares restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $106.80 and include the cash payment of dividend equivalents, as applicable.

[7]
Ms. Grow would receive full vesting of her 2017 award assuming the performance goals are met at the target level and pro rata vesting of her 2018 (66.7%) and 2019 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $106.80 and includes the cash payment of dividend equivalents.

[8]
Ms. Grow would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2019 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.60% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Ms. Grow was 55 as of December 31, 2019. Payments would begin in July 2020 under Security Plan II.

[9]	In the event of death, the value represents the present value of Security Plan II death benefits.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2019 table and were determined as described in footnote 8. Payments would not commence until Ms. Grow reaches age 55.

[11]	Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[12]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

[14]	See footnote 15. As Ms. Grow's compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

[15]
The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.

IDACORP, Inc. 2020 PROXY STATEMENT 68

Steven R. Keen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,157,500	[1]	771,667	[2]
Short-Term Incentive Plan											694,500	[1]	463,000	[2]
Long-Term Incentive Plan – Time-Vesting	401,782	[3,4]	—	[5]	—	[5]	401,782	[3]	602,779	[6]	602,779	[6]	602,779	[6]
Long-Term Incentive Plan – Performance Vesting	846,239	[4,7]	—	[5]	—	[5]	846,239	[7]	1,260,942	[6]	1,260,942	[6]	1,260,942	[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	183,650	[8]	183,650	[8]	183,650	[8]	5,118,026	[9]			183,650	[10]	183,650	[10]
Welfare Benefits											40,389	[11]	30,265	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	1,431,671		183,650		183,650		6,366,047		1,863,721		3,951,760		3,312,303

[1]	Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.

[2]	The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.

[3]
Mr. Keen would receive full vesting of his 2017 time-vesting restricted stock unit award and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $106.80.

[4]
As of the assumed voluntary termination date of December 31, 2019, Mr. Keen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time-vesting restricted stock units and performance-based restricted stock unit awards.

[6]
Mr. Keen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $106.80 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Keen would receive full vesting of his 2017 award assuming the performance goals are met at the target level and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $106.80 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Keen’s actual age and termination as of December 31, 2019, relative to the amount shown for Security Plan II in the Pension Benefits for 2019 table. We used a discount rate of 3.60% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2020 under Security Plan II.

[9]	In the event of death, the value represents the present value of Security Plan II death benefits.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2019 table) were determined as described in footnote 8.

[11]	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[12]
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

[14]
The company may make a 280G tax gross-up payment to Mr. Keen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

[15]	See footnote 14 above. As Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

IDACORP, Inc. 2020 PROXY STATEMENT 69

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											962,500	[1]
Short-Term Incentive Plan											481,250	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	261,766	[4]	410,326	[5]	410,326	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	550,221	[6]	856,594	[5]	856,594	[5]
Benefits and Perquisites:
Security Plan II	—	[7]	—	[7]	—	[7]	3,854,038	[8]			—	[9]
Welfare Benefits											36,018	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		4,666,025		1,266,920		2,758,688

[1]	Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.

[2]
As of the assumed voluntary termination date of December 31, 2019, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.

[3]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.

[4]
Mr. Buckham would receive full vesting of his 2017 time-vesting restricted stock unit award and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $106.80.

[5]
Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $106.80 and include the cash payment of dividend equivalents, as applicable.

[6]
Mr. Buckham would receive full vesting of his 2017 award assuming the performance goals are met at the target level and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $106.80 and includes the cash payment of dividend equivalents.

[7]
Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2019 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.60% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Buckham was 55 as of December 31, 2019.

[8]	In the event of death, the value represents the present value of Security Plan II death benefits.

[9]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2019 table and were determined as described in footnote 8. Payments would not commence until Mr. Buckham reaches age 55.

[10]	Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[11]	Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2020 PROXY STATEMENT 70

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											800,000	[1]	—	[2]
Short-Term Incentive Plan											400,000	[1]	67,556	[2]
Long-Term Incentive Plan – Time-Vesting	—	[3]	—	[4]	—	[4]	162,656	[5]	246,067	[6]	246,067	[6]	246,067	[6]
Long-Term Incentive Plan – Performance Vesting	—	[3]	—	[4]	—	[4]	342,077	[7]	513,909	[6]	513,909	[6]	513,909	[6]
Benefits and Perquisites:
Security Plan II	—	[8]	—	[8]	—	[8]	3,999,614	[9]			—	[10]	—	[10]
Welfare Benefits											46,580	[11]	34,895	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	—		—		—		4,504,347		759,976		2,018,556		862,427

[1]	Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.

[2]
The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment. His base salary was reduced by $533,333 and his short-term incentive plan target was reduced by $199,111 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.

[3]
As of the assumed voluntary termination date of December 31, 2019, Mr. Malmen was not over the age of 55. Thus, we have assumed Mr. Malmen’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.

[4]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.

[5]
Mr. Malmen would receive full vesting of his 2017 time-vesting restricted stock unit award and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $106.80.

[6]
Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $106.80 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Malmen would receive full vesting of his 2017 award assuming the performance goals are met at the target level and pro rata vesting of his 2018 (66.7%) and 2019 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $106.80 and includes the cash payment of dividend equivalents.

[8]
Mr. Malmen would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2019 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.60% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2019 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Malmen was 55 as of December 31, 2019.

[9]	In the event of death, the value represents the present value of Security Plan II death benefits.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2019 table and were determined as described in footnote 8. Payments would not commence until Mr. Malmen reaches age 55.

[11]	Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[12]
The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

[14]	See footnote 15 below. As Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

[15]
The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was reduced to avoid excise tax in this instance (see footnote 2 above), under the terms of Mr. Malmen’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Mr. Malmen for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Mr. Malmen were to receive a claim from the Internal Revenue Service.

IDACORP, Inc. 2020 PROXY STATEMENT 71

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve on an advisory basis the compensation of our named executive officers. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. At each of our annual meetings of shareholders from 2011 to 2019, we provided our shareholders with the same opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for each meeting. At each of those meetings through 2018, over 93 percent of the votes cast by our shareholders have been in favor. We have considered the results of those votes as evidence of support for our compensation program and decisions, and those voting results were a component of our basis for maintaining a similar approach to executive compensation for 2019. In 2019, we received 70.2 percent of votes cast in favor of our executive compensation programs, and in recognition of this result we undertook significant efforts in 2019 and 2020 to re-examine our executive compensation and engage with our shareholders on the issue of compensation. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts in 2019 and 2020.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our three-part business strategy of responsible planning, responsible development and protection of resources, and responsible energy use to ensure adequate energy supplies. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2019 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” in this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe that the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2020 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2017 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the shareholders and board of directors modify this policy, the next say-on-pay vote will be held at our 2021 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.

IDACORP, Inc. 2020 PROXY STATEMENT 72

CEO Pay Ratio

Our compensation committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2019, our last completed fiscal year, the ratio of our CEO’s annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 41:1.

For 2019, our median employee's annual base wage was $96,949, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $201,368. For 2019, the base wage of our CEO was $898,462, and the annual total compensation of our CEO inclusive of the actuarial change in future pension benefits, as reported above in the Summary Compensation Table, was $8,271,701. For each of the median employee and the CEO, the actuarial change in future pension benefits was a significant contributor to the difference between base wages and annual total compensation, and changes in the discount rate used in that calculation contributed to a notable increase over the prior year.

We did not identify a new median employee for 2019 because the median employee we identified in 2017 is still employed by the company and did not have significant compensation changes in 2019. Further, the company did not have changes in employee population or compensation arrangements that would significantly change this pay ratio disclosure. We identified the median employee as of the last payroll period in 2017, on December 22, 2017, using two factors:

1.Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2017; and
2.Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 22, 2017, our employee population consisted of approximately 2,000 individuals. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3% of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

After identifying the median employee, for the ratio calculation, we used the following Summary Compensation Table elements in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for both our CEO and the median employee, which include, as applicable: base wages actually earned (including overtime wages), incentive earnings, bonus earnings, stock grants, the actuarial change in present value of pension benefits compared to the prior year, and all other compensation, such as taxable supplements, premiums, and 401k match amounts. The amounts attributable to a change in the value of each individual’s defined benefit pension account balance do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions, such as interest rates. As an additional point of reference, if the ratio calculation excluded the actuarial change in present value of pension benefits for both our CEO and the median employee, the pay ratio for 2019 would be 39:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

IDACORP, Inc. 2020 PROXY STATEMENT 73

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2020. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2018, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the Company’s 2019 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee.

The audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2021. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2019 and 2018 are as follows:

Fees Billed	2019	2018
Audit Fees	$1,538,103	$1,458,700
Audit-Related Fees[1]	108,487	134,500
Tax Fees[2]	23,993	46,125
All Other Fees[3]	1,895	1,895
Total Fees	$1,672,478	$1,641,220

[1]	Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.

[2]	Includes fees for consultation related to tax planning and accounting.

[3]	Accounting research tool subscription.

IDACORP, Inc. 2020 PROXY STATEMENT 74

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chairman of the audit committee pre-approval authority for services. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chairman, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chairman, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•	the independent registered public accounting firm cannot function in the role of management; and

•	the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2018 and 2019, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

IDACORP, Inc. 2020 PROXY STATEMENT 75

Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Annette G. Elg
Dennis L. Johnson

IDACORP, Inc. 2020 PROXY STATEMENT 76

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2020 annual meeting or in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2021 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2021 annual meeting of shareholders to be held on May 20, 2021.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2021 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 8, 2020.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2021 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2020 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 22, 2020 and no later than the close of business on January 21, 2021. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2019, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.

IDACORP, Inc. 2020 PROXY STATEMENT 77

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES	Eversource Energy	PNM Resources
Allete	Exelon	Portland General Electric
Alliant Energy	FirstEnergy	PPL
Ameren	Great Plains	Public Service Enterprise Group
American Electric Power	Hawaiian Electric Industries, Inc.	SCANA
Atmos Energy	Idaho Power Company	Sempra Energy
AVANGRID	Montana-Dakota Utilites (MDU)	South Jersey Industries
Avista	New Jersey Resources	Southern Company Services
Black Hills	NextEra Energy	Southwest Gas
CenterPoint Energy	NiSource	Spire
Chesapeake Utilities	NorthWestern Energy	UGI
CMS Energy	NW Natural	Unitil
Dominion Resources	OGE Energy	Vectren
Duke Energy	ONE Gas	Westar Energy
Edison International	Otter Tail	WEC Energy Group
El Paso Electric Co.	Pacific Gas & Electric	Xcel Energy
Entergy	Pinnacle West Capital

Companies Included in the General Industry Survey Data Group

A.O. Smith	Asahi Kasei International	Carlson Wagonlit Travel
AAA	Asbury Automotive Group	Carmeuse North America Group
ABRA Auto Body & Glass	Ashland	Carnival
Accenture	AT&T	Catalent Pharma Solutions
ACI Worldwide	Automatic Data Processing	Catalyst Paper
Acorda Therapeutics	Avery Dennison	Catholic Health Initiatives
Adecco	Avnet	CDM Smith
Adient	Axalta Coating Systems	Celestica
ADT Security Services	BAE Systems	CEMEX, Inc.
Aera Energy	Bain & Company	Centro
Agilent Technologies	Baker Hughes, a GE company	CEVA Logistics
Ahold Delhaize	Barrick Gold of North America	CF Industries
Aimia	Baxter	CGI Technologies and Solutions
Air Liquide	Beam Suntory	Charter Communications
Air Products and Chemicals	Bechtel Nuclear, Security & Environmental	Chemours Company
Alcoa	Becton Dickinson	Cherokee Nation Businesses
Alexander & Baldwin	Bemis	Chewy.com
Allegheny Technologies	Bemis Manufacturing Company	Chicago Transit Authority
Allegis Group	Bendix Commercial Vehicle Systems	Children's Healthcare of Atlanta
Allergan	Berry Plastics	Children's Hospital & Clinics of Minnesota
Alorica	Best Buy	Children's Place
Alta Resources	BIC Group	Choice Hotels International
Altice USA	Big Lots	CHS
Altria Group	Biogen	Chumash Casino Resort
Altus Group	BMC Software	Church & Dwight
Alyeska Pipeline Service	Board of Pensions of the Presbyterian Church	Church of Jesus Christ of Latter-day Saints
AMC Networks	Boddie-Noell Enterprises	Cintas
American Cancer Society	Bombardier Transportation	Cisco Systems
American Greetings	BorgWarner	City of Fort Worth
American Heart Association	Bose	City of Greensboro
American Red Cross	Boston Scientific	City of Houston
American Sugar Refining	Bradley	City of Philadelphia
American Textile	Brembo	Clean Harbors
American Tire Distributors	Bridgepoint Education	Clearwater Paper Corporation
American University	Brink's	Cleveland-Cliffs
Americas Styrenics	Brock Group	Clorox
AmeriCold Logistics	Brookdale Senior Living	Coca-Cola
AmerisourceBergen	Brown-Forman	Coca-Cola Refreshments
AMETEK	Brunswick	Colgate-Palmolive
Amgen	Bryant University	Colonial Pipeline Company
AMSTED Industries	Build-A-Bear Workshop	Colonial Williamsburg Foundation
Andersen	Building Material Distributors	Colsa
Anheuser-Busch	Bunge	Columbia Sportswear
Anvil International	Burlington Northern Santa Fe	Columbus McKinnon
Apogee Enterprises	Bush Brothers & Company	Comcast
Apple	Bway Corporation	Commercial Metals
Applied Research Associates	CA Technologies	CommScope
AptarGroup	Cabot	Community Coffee
Arby's Restaurant Group	Caelum Research Corporation	Community Health Network
Archer Daniels Midland	California Dental Association	Compassion International
Arconic	Campbell Soup	Computacenter
Arkema	Canadian National Railway	ConAgra Foods
Armstrong World Industries	Canadian Pacific Railway	Continental Automotive Systems
Arrow Electronics	Career Education	Convergys
Arup USA	Cargill	Cooper Standard Automotive

CoorsTek	Estée Lauder	Grupo Cementos de Chihuahua
CoreCivic	Esterline Technologies	GS1 US
Covestro	Etnyre International	H.B. Fuller
Cox Enterprises	Everis	Habitat for Humanity International
CSC ServiceWorks	Expedia	Hallmark Cards
CSX	Experian Americas	Hanesbrands
Cubic	Express Scripts	HarbisonWalker International
Curtiss-Wright	Exterran	Harman International Industries
Cushman & Wakefield	Fairfax County Government	Harris
CVR Energy	Farmer Brothers	Harris Health System
CVS Health	Federal Aviation Administration	Harsco
Dairy Farmers of America	FedEx Express	Harvard Business School Publishing
Darden Restaurants	Ferrara Candy Company	Harvey Industries
Dart Container	Ferro	Hasbro
Dartmouth College	FirstGroup America	HCA Healthcare
Dartmouth Hitchcock Medical Center	FIS	HD Supply
David C. Cook	Fiserv	HDR
Dean Foods	FLEXcon Co	Hendrickson
Decurion	Fluor	Henry Ford Allegiance Health Systems
Delaware North	Fluor Federal Petroleum Operations	Henry Schein
Deluxe	Ford	Herc Rentals
Dematic Group	Fortune Brands Home & Security	Herman Miller
DENSO International	Foundation Medicine	Hershey
Dentsply Sirona	Freeport-McMoRan	Hertz
Department of Defense	Froedtert Health	Hexcel
DePaul University	Frontier Communications	Hi-Crush Proppants
Diageo North America	Fruit of The Loom	High Company
Diebold Nixdorf	FTD Companies	Hill International
Diversey	GAF Materials	Hillenbrand
Donaldson	Galderma	Hilti Inc
Dot Foods	Gates	Hilton Grand Vacations
Duke Realty	GCP Applied Technologies	Hilton Worldwide
DuPont	GE Aviation	Hitachi Solutions America
E.A. Sween Company	GE Healthcare	Hitachi Vantara
E.W. Scripps	General Atomics	HNI
EAB Global	General Cable	HNTB
Eastman Chemical	General Dynamics	Honeywell
Eaton	General Mills	Hormel Foods
EBSCO Industries	General Motors	Host Hotels & Resorts
ecoATM	Georgia Institute of Technology	Houghton Mifflin Harcourt Publishing
Edgewell Personal Care	Gerdau Long Steel North America	Hunt Consolidated
Element Fleet Management	Gestamp	Huntington Memorial Hospital
Eli Lilly	Gildan Activewear	Hunton Andrews Kurth
EMCOR Group	Gilead Sciences	Husky Injection Molding Systems
Emory University	Girl Scouts of the USA	IBM
Encompass Health Corporation	GL&V	Idemitsu Lubricants America
Endo	Glanbia Group Services	IDEX Corporation
Enova International	Glatfelter	IDEXX Laboratories
EnPro Industries	GLOBALFOUNDRIES	Ilitch Holdings
Environmental Chemical Corp	Glory Global Solutions	INEOS Olefins & Polymers USA
EnvisionRX	GOJO Industries	Ingersoll Rand
Epson America	Graco	Ingevity
Equifax	Graham Management Services LP	Ingram Industries
Ernst & Young	Grande Cheese	Insperity
ESCO	Graphic Packaging	Institute for Defense Analyses
ESCO Technologies	Greene, Tweed and Co.	Institute of Electrical & Electronic Engineers
Essendant	Greif	Integra Lifesciences
Essentia Health	GROWMARK	Intel

Intercontinental Hotels Group	Leggett and Platt	Miami Children's Hospital
International Paper	Lehigh Hanson	Microsoft
Interpublic Group of Companies	Lehigh University	Milacron
Intertape Polymer Group	Leidos	Mine Safety Appliances
ION Geophysical	Lend Lease	Minneapolis School District
IQVIA	Lenovo	Minnesota Management & Budget
Irdeto	Leprino Foods	Missouri Department of Conservation
Iron Mountain	Leupold & Stevens	Missouri Department of Transportation
Irvine	LexisNexis Risk	Molex
Itochu Corporation	Lexmark	Molina Healthcare
Itron	Lhoist	Momentive Performance Materials
ITT Inc.	Liberty Global	Mondelez
J. Crew	Lieberman Research	Monsanto
J.M. Huber	Lifetouch	Mosaic
Jabil Circuit	Lincoln Electric	Motorola Solutions
Jacobs Engineering	Lions Clubs International	MTD Products
JANUS Research Group	Littelfuse	MTS Systems
Jensen Precast	Lockheed Martin	Mylan
JetBlue Airways	L'Oréal	National Academies of Sciences, Engineering, and Medicine
John Wiley & Sons	Louis Dreyfus Company	National Futures Association
Johns Hopkins University	LSC Communications	National Louis University
Johns Manville	Luck Companies	National Multiple Sclerosis Society
Johnson & Johnson	Lutron Electronics	National Rural Electric Cooperative Association
Johnson Controls	Lydall	Nature's Bounty Co.
Johnson Outdoors	LyondellBasell	Navicent Health
Judicial Council of California	M. A. Mortenson Company	Navy Exchange Enterprise
JW Aluminum	MAG Aerospace	NCR
K. Hovnanian Companies	Magellan Health Services	Nestle USA
Kaiser Foundation Health Plan	Magellan Midstream Partners	Netsmart Technologies
Kansas City Southern	Makino	New York Times
Kantar Group	Mallinckrodt	New York University
KB Home	Manpower	Newell Brands
KBR	ManTech International	Newmont Mining
Kellogg	Maricopa Integrated Health System	Nissan North America
Kelly Services	Marriott International	NN, Inc.
Kelsey-Seybold Clinic	Mars Incorporated	NORDAM Group
Kennametal	Martin Marietta Materials	Norfolk Southern
Keurig Green Mountain	Mary Kay	Nortek Global HVAC
Keystone Foods	Masco	North Carolina Office of State Human Resources
KI, Inc	Matrix Service	Northern Arizona University
Kimberly-Clark	Mattel	Northrop Grumman
Kinross Gold	Matthews International	Northwest Permanente PC
KLJ Solutions	McCain Foods	Norton Health Care
Koch Industries	McClatchy	Novartis
Kodak Alaris	McCormick	Novelis
Kohler	McDonald's	NOW Foods
KPMG	McLane Company	Nu Skin Enterprises
Kraft Heinz	MedFlight	Nutrien
Kronos Worldwide	Medical College of Wisconsin	NYU Langone Medical Center
Kyocera International	Medical Group Management Assn	Oakland University
L.L. Bean	Medtronic	Occidental Petroleum
L3 Technologies	Memorial Sloan-Kettering Cancer Center	Ochsner Health System
Lamb Weston Holdings	Meritage Homes	Ohio State University
Land O'Lakes	Meritor	One Call Care Management
Lantech	Merrill	Option Care
Lear	Methodist Hospital System	Orange Business Services
Learning Care Group	Metrie	Orlando Health
Ledcor Group of Companies	MGM Resorts International	OSI Group

Osmotica Pharmaceutical	Ryder System	Stampin' Up!
Pacific Northwest National Laboratory	Ryerson	Standex International
Palmetto Health Alliance	S&C Electric	Stanford University
Panasonic of North America	S.C. Johnson & Son	Stantec
PAREXEL	Sabre Corporation	Star Tribune
Parker Hannifin	Sage	Starz
Parkview Health	Sage Publications	State Corporation Commission
Parmalat	SAIC	State Teachers Retirement System of Ohio
Parsons Corporation	Saint-Gobain	Steelcase
Paychex	Sakura	Steris
Peabody Energy	Salt Lake County	Stolt-Nielsen
PepsiCo	Samsung	Stryker
Pharmavite	San Antonio Water System	Sumitomo Corporation of Americas
Philips Healthcare	SAS Institute	Sunbelt Rentals
Piedmont Healthcare	Sasol USA	Swift Transportation
Polaris Industries	Savannah River Remediation	Sysco Corporation
PolyOne	Schenck, S.C.	Target
Port Authority of Allegheny County	Schmolz + Bickenbach	TaylorMade Golf
Port of Portland	Schneider National	TDS Telecom
Port of Seattle	Scholastic	Teacher Retirement System of Texas
Praxair	Schreiber Foods	Tech Data
Precision Drilling	Scientific Research Corporation	TEGNA
Preformed Line Products	Scripps Networks Interactive	Telefonica Global Units
PrimeSource Building Products	Sealed Air	Terex
Providence Health & Services	Seaman Corporation	Terumo BCT
PulteGroup	Sensata Technologies	Texas Children's Hospital
Purdue Pharma	Sensient Technologies	Textron
Purple Innovation	Sentara Healthcare	Thermo Fisher Scientific
QTI Human Resources	Service Corporation International	Thyssenkrupp
Quest Diagnostics	ServiceMaster Company	Tiffany & Co.
R.R. Donnelley	ServiceSource	Time Warner
RaceTrac Petroleum	SGS - Société Générale de Surveillance	TimkenSteel
Rackspace	ShawCor	T-Mobile USA
Radiac Abrasives	Sherwin-Williams	TomTom
Radisson Hotels	SICPA	Toro
Raising Cane's Chicken Fingers	Sidley Austin	Total System Service (TSYS)
RAND Corporation	Sig Sauer	Transocean
Rayonier Advanced Materials	Simpson Housing	TransUnion
Recology	Smithfield Foods	Treasure Island Resort & Casino
Redbox Automated Retail	SMSC Gaming Enterprise	Trimble
Regency Centers	Snap-on	Trinchero Family Estates
Regeneron Pharmaceuticals	Sodexo	Trinity Consultants
Rev Group	Solo Cup	Trinity Health
Revantage Corporate Services	Sonepar USA	Trinity Industries
Revlon	Sonic Corp	Triumph Group
Rexnord Corporation	Sony	Tronc
Reynolds American	Sony Electronics	True Value Company
Rich Products	Southeastern Freight Lines	Trugreen
Ricoh Americas	Sovrn	TTX
Riot Games	Spectrum Health - Grand Rapids Hospitals	Tupperware Brands
Rite-Hite	Spirit AeroSystems	Tyson Foods
Robert Bosch	Springfield Clinic	UMass Memorial Healthcare
Robertshaw Controls	Sprint	UNC Health Care
Rockwell Automation	SPX Corporation	Underwriters Laboratories
Rotary International	SSAB	Unilever United States
Rowan Companies	SSM Health Care St Louis	Unisys
Royal Caribbean Cruises	St Francis Hospital	United Continental Holdings
RSM US LLP	St. Luke's Health System in Boise Idaho	United Rentals

United States Cellular	Vectrus	Wellcare Health Plans
United States Steel	Vencore	Wells Enterprises
United Way for Southeastern Michigan	Ventura Foods	Wendy's Group
Universal Health Services	VeriSign	West Pharmaceutical Services
University of Chicago	Veritiv	Westlake Chemical
University of Colorado Health	Verizon	WestRock
University of Louisville	Vertex Pharmaceuticals	Weyerhaeuser
University of Maryland Faculty Physicians	VF Corporation	Whataburger Restaurants
University of Miami	Viacom	Whirlpool
University of Michigan-Ann Arbor	Viad	Wilmer Cutler Pickering Hale and Dorr LLP
University of Missouri System	Virginia Commonwealth University	Wilsonart
University of Phoenix	Virginia Department of Transportation	Windstream Communications
University of Rochester	Virginia Mason Medical Center	Winpak Portion Packaging
University of Southern California	Visiting Nurse Service of NY	WorldPay
University of Texas - M.D. Anderson Cancer Center	Vollrath Company	Worthington Industries
University of Texas at Austin	Vulcan Materials	WV United Health System
UPS	W.R. Grace	Xanterra Travel Collection
US Acute Care Solutions	Walmart	XPO Logistics
UT Health Science Center at Houston	Walt Disney	Xylem
UT Southwestern Medical Center	Washington River Protection Solution	Yanfeng Global Automotive Interior Systems
Utah Transit Authority	Washington University in St. Louis	Yazaki
UW Health	Waste Management	Zebra Technologies
Valero Energy	Watts Water Technologies	ZF TRW Automotive
Valvoline	Wawa
Van Andel Institute	Wayne Farms